          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                        U.S. CABLE TELEVISION GROUP, L.P.


                                   Dated as of


                                 March 18, 1996

                                TABLE OF CONTENTS

                                                                            Page

     ARTICLE 1  THE LIMITED PARTNERSHIP. . . . . . . . . . . . . . . . . . . . 4
            1.1   Formation. . . . . . . . . . . . . . . . . . . . . . . . . . 4
            1.2   Certificate of Limited Partnership . . . . . . . . . . . . . 4
            1.3   Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            1.4   Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            1.5   Principal Offices. . . . . . . . . . . . . . . . . . . . . . 5
            1.6   Registered Office; Agent for Service of Process. . . . . . . 5
            1.7   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . 5
            1.8   Term of the Partnership. . . . . . . . . . . . . . . . . . . 6
     1.9   Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     ARTICLE 2  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 6
            2.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 6
            2.2   Other Definitions. . . . . . . . . . . . . . . . . . . . . .18

     ARTICLE 3  [Intentionally Omitted.] . . . . . . . . . . . . . . . . . . .18

     ARTICLE 4  [Intentionally Omitted.] . . . . . . . . . . . . . . . . . . .19

     ARTICLE 5  [Intentionally Omitted.] . . . . . . . . . . . . . . . . . . .19

     ARTICLE 6  CAPITAL CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . .19
            6.1   Percentage Interests . . . . . . . . . . . . . . . . . . . .19
            6.2   Capital. . . . . . . . . . . . . . . . . . . . . . . . . . .19
            6.3   Capital Contributions. . . . . . . . . . . . . . . . . . . .19
            6.4   Additional Contributions and Withdrawals . . . . . . . . . .21
            6.5   Negative Capital Accounts. . . . . . . . . . . . . . . . . .21
            6.6   No Liability for Capital Contributions . . . . . . . . . . .21
            6.7   Liability of Limited Partners. . . . . . . . . . . . . . . .22
            6.8   No Interest; Consent to Distributions. . . . . . . . . . . .22
            6.9   Maintenance of Capital Accounts. . . . . . . . . . . . . . .22
            6.10  Additional Limited Partner . . . . . . . . . . . . . . . . .24
            6.11  Conversion Right of Class II Partners. . . . . . . . . . . .24
     6.12  Withdrawal of Class VI Limited Partner. . . . . . . . . . . . . . .25

     ARTICLE 7  CASH DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .25
            7.1   Time of Distributions. . . . . . . . . . . . . . . . . . . .25
            7.2   Allocation of Cash Distributions from Partnership
                    Operations . . . . . . . . . . . . . . . . . . . . . . . .26
            7.3   Distribution of Newco Stock. . . . . . . . . . . . . . . . .26

     ARTICLE 8  ALLOCATION OF INCOME, GAINS AND LOSSES . . . . . . . . . . . .27
            8.1   [Intentionally Omitted.] . . . . . . . . . . . . . . . . . .27
            8.2   Allocation of Income and Gains . . . . . . . . . . . . . . .27
            8.3   Allocation of Losses . . . . . . . . . . . . . . . . . . . .28
                  8.3.1  Allocation of Net Losses. . . . . . . . . . . . . . .28
                  8.3.2  [Intentionally Omitted].. . . . . . . . . . . . . . .30
                  8.3.3  Allocation of Losses and Gross Income
                          to the Class I Partners . . . . . . . . . . . . . . 30
            8.4   Special Allocations. . . . . . . . . . . . . . . . . . . . .30
                  8.4.1  Minimum Gain Chargeback . . . . . . . . . . . . . . .31
                  8.4.2  Partner Minimum Gain Chargeback . . . . . . . . . . .31

                  8.4.3  Qualified Income Offset . . . . . . . . . . . . . . .32
                  8.4.4  Nonrecourse Deductions. . . . . . . . . . . . . . . .32
                  8.4.5  Partner Nonrecourse Deductions. . . . . . . . . . . .32
                  8.4.6  Negation Allocation . . . . . . . . . . . . . . . . .32
            8.5   Cancellation of Indebtedness Income. . . . . . . . . . . . .33
            8.6   Interest of the General Partners . . . . . . . . . . . . . .33
            8.7   Adjustments to Allocations . . . . . . . . . . . . . . . . .33
            8.8   Allocation of Interest Income. . . . . . . . . . . . . . . .34
            8.9   Allocation of Gain or Loss on Distribution of,
                    or with Respect to Newco Stock . . . . . . . . . . . . . .34
            8.10  Continuation of Treatment. . . . . . . . . . . . . . . . . .34

     ARTICLE 9  MANAGEMENT OF THE PARTNERSHIP. . . . . . . . . . . . . . . . .35
            9.1   Management of the Partnership's Business . . . . . . . . . .35
            9.2   USC Partners' Committee. . . . . . . . . . . . . . . . . . .36
            9.3   Extraordinary Decisions. . . . . . . . . . . . . . . . . . .39
            9.4   Limitation on Agency . . . . . . . . . . . . . . . . . . . .41
            9.5   Approval by Certain Limited Partners . . . . . . . . . . . .42
            9.6   Liability of the General Partners and the
                    Members of USC Partners' Committee . . . . . . . . . . . .42
            9.7   Indemnification. . . . . . . . . . . . . . . . . . . . . . .44
            9.8   Removal of Manager . . . . . . . . . . . . . . . . . . . . .45
            9.9   Contingent Authority of Existing General Partner . . . . . .45
            9.10  Other Cable Television Systems . . . . . . . . . . . . . . .45
            9.11  Exempt Limited Partners. . . . . . . . . . . . . . . . . . .46

     ARTICLE 10  COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . .48
            10.1   Compensation to Pompadur Representative . . . . . . . . . .48
            10.2   Compensation Restricted . . . . . . . . . . . . . . . . . .48

     ARTICLE 11  [Intentionally Omitted] . . . . . . . . . . . . . . . . . . .49

     ARTICLE 12  ACCOUNTING, ACCOUNTS, RETURNS AND TAX MATTERS . . . . . . . .49
            12.1   Books . . . . . . . . . . . . . . . . . . . . . . . . . . .49
            12.2   Reports . . . . . . . . . . . . . . . . . . . . . . . . . .49
            12.3   Filing of Tax Returns and Tax Reports to
                    Current and Former Partners. . . . . . . . . . . . . . . .49
                   12.4.1   Elections. . . . . . . . . . . . . . . . . . . . .50
                   12.4.2  Change of Partners' Interests. . . . . . . . . . . 51
                   12.4.3  Tax Matters Partner. . . . . . . . . . . . . . . . 51

     ARTICLE 13  TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . .54
            13.1   General Partners. . . . . . . . . . . . . . . . . . . . . .54
            13.2   Transfer of Limited Partner's Interest. . . . . . . . . . .57
            13.3   Transferee's Rights . . . . . . . . . . . . . . . . . . . .59
            13.4   Allocations and Distributions Subsequent
                    to Transfer. . . . . . . . . . . . . . . . . . . . . . . .60
            13.5   Satisfactory Written Transfer Required. . . . . . . . . . .60

            13.6   Substituted Limited Partner . . . . . . . . . . . . . . . .60
            13.7   Substitution Required for Vote. . . . . . . . . . . . . . .61
            13.8   Effective Date; Schedule A. . . . . . . . . . . . . . . . .62
            13.9   Death, Bankruptcy, Dissolution or Incapacity of a
                    Limited Partner. . . . . . . . . . . . . . . . . . . . . .62
            13.10  Option on the Class II Partnership Interests. . . . . . . .62
            13.11  Rights Subsequent to Transfer of Interests . . . . . . . . 63

     ARTICLE 14  DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . .62
            14.1   Events of Dissolution . . . . . . . . . . . . . . . . . . .62
            14.2   Final Accounting. . . . . . . . . . . . . . . . . . . . . .64
            14.3   Liquidation and Distribution of Assets. . . . . . . . . . .64
            14.4   Cancellation of Certificate . . . . . . . . . . . . . . . .65

     ARTICLE 15  POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . .65
            15.1   Appointment of New General Partner. . . . . . . . . . . . .65
            15.2   Duration of Power . . . . . . . . . . . . . . . . . . . . .66
            15.3   Further Assurances. . . . . . . . . . . . . . . . . . . . .67

     ARTICLE 16  AMENDMENTS TO AGREEMENT . . . . . . . . . . . . . . . . . . .67

     ARTICLE 17  MEETINGS OF THE PARTNERS. . . . . . . . . . . . . . . . . . .67
            17.1   Meetings. . . . . . . . . . . . . . . . . . . . . . . . . .67
            17.2   Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . .68
            17.3   Written Consents. . . . . . . . . . . . . . . . . . . . . .68

     ARTICLE 18  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .68
            18.1   Method for Notices. . . . . . . . . . . . . . . . . . . . .68
            18.2   Routine Communications. . . . . . . . . . . . . . . . . . .69
            18.3   Computation of Time . . . . . . . . . . . . . . . . . . . .69

     ARTICLE 19  INVESTMENT REPRESENTATIONS. . . . . . . . . . . . . . . . . .69
            19.1   Investment Purpose. . . . . . . . . . . . . . . . . . . . .69
            19.2   Investment Restriction. . . . . . . . . . . . . . . . . . .69

     ARTICLE 20  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .69
            20.1   Entire Agreement. . . . . . . . . . . . . . . . . . . . . .69
            20.2   Amendment; Waiver . . . . . . . . . . . . . . . . . . . . .70
            20.3   Governing Law . . . . . . . . . . . . . . . . . . . . . . .70
            20.4   Binding Effect. . . . . . . . . . . . . . . . . . . . . . .70
            20.5   Counterparts. . . . . . . . . . . . . . . . . . . . . . . .70
            20.6   Separability. . . . . . . . . . . . . . . . . . . . . . . .70
            20.7   Headings. . . . . . . . . . . . . . . . . . . . . . . . . .70
            20.8   Gender and Number . . . . . . . . . . . . . . . . . . . . .70
            20.9   Waiver of Partition . . . . . . . . . . . . . . . . . . . .70
            20.10  Partnership Tax Reporting . . . . . . . . . . . . . . . . .70

Schedule A - Partners and Percentage Interests

Schedule B - Cable Brokers

Schedule C - Exempt Limited Partners

Annex 1 - Business Plan

Annex 2 - Not Used

Annex 3 - Supplemental Side Letter

          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        U.S. CABLE TELEVISION GROUP, L.P.


            THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into as of the 18th day of March, 1996 (the "Agreement"), by and among U.S. Cable Partners, a Delaware general partnership, as a general partner (the "Existing General Partner" or "Class II General Partner"), V Cable GP, Inc., a Delaware corporation ("V Cable GP"), as a general partner (the "New General Partner" or the "Class I General Partner"; and, together with the Existing General Partner, the "General Partners"), and those Persons who have executed, either personally or by an attorney-in-fact, this Agreement as limited partners and who are identified as limited partners and whose addresses are set forth in Schedule A annexed hereto, as the same may be amended from time to time pursuant to Section 13.8 hereof (the "Limited Partners"). The General Partners and the Limited Partners are referred to herein collectively as the "Partners."

            WHEREAS, U.S. CABLE TELEVISION GROUP, L.P. (the "Partnership" or "USC") was formed, in accordance with the Delaware Revised Uniform Limited Partnership Act, 6 DEL. C. Section 17-101, ET. SEQ. (the "Act"), by the filing by the Existing General Partner of a Certificate of Limited Partnership with the office of the Secretary of State of the State of Delaware on October 20, 1987 (as amended or restated, the "Certificate"), to acquire and operate cable television systems and entities that have interests in cable television systems, and conduct all activities incidental or reasonably related to any of those purposes; and

            WHEREAS, V Cable, Inc., a Delaware corporation ("V Cable") and the sole owner of all of the outstanding common stock of the New General Partner, and the New General Partner have previously acquired a limited partner interest and general partner interest, respectively, in the Partnership and (ii) the Partnership has acquired shares of Class B Common Stock of VC Holding, Inc., a Delaware corporation ("Newco") that as of the date of this Agreement owns and operates the assets previously held by V Cable and owns all of the outstanding capital stock of certain subsidiaries of V Cable; and

            WHEREAS, simultaneously with the execution of this Agreement, the Partnership is entering into a Partnership Interests Redemption Agreement pursuant to which the interests of the Original Limited Partners, the Existing General Partner and General Electric Capital Corporation ("GE Capital") will be redeemed; and

            WHEREAS, concurrently with the execution and delivery hereof:

            (a) Cablevision Systems Corporation ("CSC") is making an equity capital contribution to V Cable in the amount of $570,000,000;

            (b)     V Cable is applying such funds as follows:

                    (i) to prepay the outstanding principal amount of the Term Loan under the V Cable Loan Agreement plus interest accrued thereon in an aggregate amount of $27,797,797;

                    (ii) to make an equity capital contribution to V Cable GP in the amount of $2,000,000, which is being contributed concurrently by V Cable GP to the equity capital of the Partnership on the terms set forth in this Agreement;

                    (iii) to make an equity capital contribution to the Partnership in the amount of $181,605,958 on the terms set forth in this Agreement; and

                    (iv) to make an equity capital contribution to Newco in the amount of $358,596,245;

            (c)     the Partnership is applying the funds referred to in clause
(b)(iii) immediately above as follows:

                    (i) to prepay (A) the Accreted Value of the Zero Coupon Loan (as defined in the USC Senior Loan Agreement) in the aggregate amount of $98,835,321, less an agreed upon portion of the credit referred to in Section 2.20 of the VC Holding Loan Agreement as in effect immediately prior to the date hereof in the amount of $2,156,571, and (B) to prepay the Allocable Term Loan Amount (as defined in the USC Senior Loan Agreement) in the aggregate amount of $812,039; and

                    (ii) to make an equity capital contribution to Newco in the amount of $84,115,169; and

            (d)  Newco is applying the funds referred to in clauses (b) (iv) and
(c) (ii) immediately above (i) to prepay in full the outstanding Floating Series A Loan (as defined in the VC Holding Loan Agreement) plus interest accrued thereon in the aggregate amount of $248,686,673.09, (ii) to prepay a portion of the remaining outstanding principal amount of the Series A Term Loan (as defined in the VC Holding Loan Agreement) plus interest accrued thereon in the aggregate amount of $126,024,741, and (iii) to make an equity capital contribution to the Partnership in the amount of $68,000,000 in return for the Class VII Limited Partnership Interest (as defined herein); and

            (e)  The Partnership is applying the funds referred to in clauses
(b)(ii) and (d)(iii) to prepay an outstanding principal amount of the Series B Term Loan (as defined in the USC Senior Loan Agreement) plus interest accrued thereon in an aggregate amount of $70,000,000; and

            (f) CSC is paying to GE Capital on the date hereof the sum of $742,358.13 as partial payment of or reimbursement for GE Capital's legal fees and expenses incurred in connection with the (i) consummation of the transactions contemplated hereby and (ii) execution of the Preferred Stock Purchase Agreement, dated as of February 2, 1996, by and among GE Capital and CSC (the "Preferred Stock Purchase Agreement") (the transactions described in clauses (a), (b), (c), (d), (e) and (f) of this recital are herein referred to collectively as the "Prepayment Transactions" and the date of the consummation of the Prepayment Transactions shall hereinafter be referred to as the "Prepayment Transactions Date"); and

            WHEREAS, on the Prepayment Transactions Date the Partnership will distribute to V Cable the stock of Newco; and

            WHEREAS, on the Prepayment Transactions Date CSC is entering into an Amended and Restated Management Agreement, dated as of March 18, 1996, with the Partnership, in substantially the form of Exhibit I to the Preferred Stock Purchase Agreement, providing for the management by CSC of the Partnership and certain of its subsidiaries (as the same may be amended, modified or supplemented from time to time, the "Management Agreement"); and

            WHEREAS, effective as of the Prepayment Transactions Date, certain agreements among V Cable, each of those direct and indirect subsidiaries of V Cable set forth on the signature pages thereto (the "VC Subsidiaries"), the New General Partner, Newco, the Partnership and GE Capital, in its individual capacity and as Agent and Lender under the loan documents referred to below, are being terminated or amended, including the MPA Agreement (as such term is hereinafter defined) and the Exchange Agreement (as such term is hereinafter defined); and

            WHEREAS, effective as of the Prepayment Transactions Date, GE Capital and USC are (A) modifying that certain Senior Loan Agreement, dated as of December 31, 1992, between USC and GE Capital (as the same has been and may be amended, modified or supplemented from time to time, the "USC Loan Agreement") and (B) terminating that certain Junior Subordinated Loan Agreement, dated as of December 31, 1992, between USC and GE Capital (as the same may be amended, modified or supplemented from time to time, the "Junior Subordinated Loan Agreement"); and

            WHEREAS, in connection with all of the foregoing, the Partners desire to, among other things, (i) provide for such capital contributions and distributions and (ii) modify the interests of the general and limited partners in the Partnership; and (iii) make such amendments, restatements and revisions to the Agreement of Limited Partnership of the Partnership as in effect immediately prior to the execution and delivery of this Agreement (the "Original Amended Agreement") as set forth below.

            NOW, THEREFORE, to reflect the foregoing, the parties hereto agree that the Original Amended Agreement hereby is amended and restated, effective as of the Effective Date (as defined herein) to read in its entirety as follows:


                                    ARTICLE 1

                             THE LIMITED PARTNERSHIP

            1.1 FORMATION. The Partnership was formed as a limited partnership pursuant to the Act.

            1.2 CERTIFICATE OF LIMITED PARTNERSHIP. The Partners, acting personally or through an attorney-in-fact, shall execute such further documents (including amendments and/or restatements to the Certificate) and take such further action as shall be appropriate to comply with all requirements of law for the formation and operation of a limited partnership in the State of Delaware and all other counties and states where the Partnership may elect to conduct its operations. A Limited Partner may obtain a copy of the Certificate or any amendment and/or restatement thereto upon written request to the New General Partner.

            1.3 NAME. The name of the Partnership shall be U.S. CABLE TELEVISION GROUP, L.P. but the operations of the Partnership may be conducted under any other name designated by the New General Partner and, in such event, the New General Partner shall notify the other Partners of such name change promptly thereafter.

            1.4 PURPOSES. The Partnership shall have as its purpose investing, directly or indirectly through other entities, in the business of owning, operating, repairing, maintaining, promoting, leasing, selling and otherwise exploiting cable television systems and conducting related businesses and activities. Without limiting the foregoing, the Partnership shall have the power to own shares of Class B Common Stock of Newco and its limited partner interest in the Missouri Partnership. The Partnership may maintain one or more offices and engage personnel for the conduct of the Partnership's activities; and it may enter into, make and perform contracts, agreements and undertakings of all kinds as may be necessary, advisable or incidental to the carrying out of its purposes. In addition to the powers specified above, the Partnership shall have the power to do all and everything necessary, appropriate or advisable for the accomplishment of or in furtherance of any of the purposes set forth herein, and to do every other thing or things incidental or appurtenant to or arising from or connected with any of such purposes; PROVIDED, HOWEVER, that nothing set forth herein shall be construed as authorizing the Partnership to possess any purpose or power, or to do any act or thing, forbidden by law to a limited partnership formed under the laws of the State of Delaware.

            1.5 PRINCIPAL OFFICES. The location of the principal offices of the Partnership shall be c/o Cablevision Systems Corporation, One Media Crossways, Woodbury, NY 11797-2013, or at such other location as may be selected from time to time by the New General Partner. If the New General Partner changes the location of the principal offices of the Partnership, the other Partners shall be notified promptly thereafter by the New General Partner. The Partnership may maintain such other offices at such other places as the New General Partner deems advisable.

            1.6 REGISTERED OFFICE; AGENT FOR SERVICE OF PROCESS. The address of the Partnership's registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Kent County, Delaware

19901, and the name of the registered agent for service of process on the Partnership is United Corporate Services, Inc.

            1.7 FISCAL YEAR. The fiscal year of the Partnership shall be the same as the taxable year of the Partnership for federal income tax purposes (the "Partnership Year"). The taxable year of the Partnership for federal income tax purposes shall be selected by the Tax Matters Partner (as such term is hereinafter defined), subject to the approval of the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner, in accordance with the rules contained in the Code (as such term is hereinafter defined).

            1.8 TERM OF THE PARTNERSHIP. The term of the Partnership commenced on October 20, 1987 and shall continue until the earlier of (a) December 1, 2030, or (b) the date the Partnership is dissolved in accordance with Article 14 hereof.

            1.9 EFFECTIVE DATE. (a) This Agreement shall be effective as of the date of the occurrence of the following: (i) the consummation of the Prepayment Transactions and (ii) the delivery to GE Capital of a certificate from the Partnership to the effect that the USC System Cash Flow Ratio of the Partnership and its Subsidiaries, after giving effect to the Prepayment Transactions and this Amendment on a pro forma basis, does not exceed 5.94:1.0.

            (b) GE Capital agrees that upon receipt of the certificate from CSC referred to in clause (a) above, it shall deliver to CSC a receipt to the effect that the Prepayment Transactions have been consummated.


                                    ARTICLE 2

                                   DEFINITIONS

            2.1 DEFINITIONS. The following defined terms used in this Agreement shall have the respective meanings specified below.

            "Accreted Value" means a cumulative, compounded, annual 16% return on $35,000,000, payable to the Class III Limited Partner, pursuant to
Section 7.2(f) hereof.

            "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such

Partner's Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments:

     (i) Credit to such Capital Account any amounts which such Partner is deemed to be obligated to restore to the Partnership pursuant to the next-to-last sentences of Treas. Reg. Section 1.704-2(g)(1) and Treas. Reg.
     Section 1.704-2(i)(5), and

     (ii) Debit to such Capital Account the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            "Affiliate" of a Person means (i) any Person directly or indirectly controlling, controlled by, or under common control with, such Person, (ii) a Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (iii) any officer, director, partner or employee of such Person and (iv) any other entity for which any Person identified in clause
(iii) acts in any such capacity.

            "Annualized Consolidated System Cash Flow" shall mean for any Fiscal Quarter, the product of (i) System Cash Flow for such Fiscal Quarter multiplied by (ii) 4.

            "Bankruptcy" of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or (iii) the expiration of sixty days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty-day period.

            "Bankruptcy Code" shall mean 11 U.S.C. Sections 101 ET SEQ.

            "Business Plan" means the ten (10) year Business Plan of the Partnership, commencing as of the date of the Original Amended Agreement, in the form annexed hereto as Annex 1.

            "Cablevision" or "CSC" means Cablevision Systems Corporation, a Delaware corporation.

            "Capital Account" means the account maintained for each Partner on the books of account of the Partnership in accordance with Section 6.9 hereof.

            "Capital Contributions" means, with respect to any Partner, the amount of cash and the fair market value of any other property contributed or deemed contributed to the capital of the Partnership by or on behalf of such Partner, net of any liabilities secured by such property that the Partnership is considered to assume under, or take subject to under, Code Section 752.

            "Change in Control" means (i) any Person or group of Persons, other than I. Martin Pompadur or, at his death, his estate, or a trust or trusts for the exclusive benefit of his spouse and/or children of which he (or another person acceptable to the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner) is the sole trustee, becomes after the date hereof the beneficial owner (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof) of a majority of the general partnership interests in the Existing General Partner, (ii) any Person or group of Persons other than I. Martin Pompadur or, at his death, his estate, or a trust or trusts for the exclusive benefit of his spouse and/or children of which he (or another person acceptable to the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner) is the sole trustee, obtains effective control over the management or policies of the Existing General Partner, or (iii) any Person or group of Persons acquires all or substantially all of the assets of the Existing General Partner; PROVIDED, HOWEVER, that (A) the purchase by IMP Cable Management, Inc. of EHR Cable Management, Inc.'s general partner interest in the Existing General Partner or the redemption of that interest, (B) the transfer of any of the general partnership interests in the Existing General Partner or of any or all of the assets of the Existing General Partner to GE Capital or any of its Affiliates, (C) GE Capital's (or any of its Affiliate's) obtaining effective control over the management or policies of the Existing General Partner, or (D) a change in any Class II Partners due to the exercise of the option in Section
13.10 shall not constitute a Change in Control for purposes of this Agreement.

            "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of Newco.

            "Class I General Partner" means the holder of the Class I General Partnership Interest that is admitted to the Partnership as a general partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as the Class I General Partner of the Partnership.

            "Class I General Partnership Interest" means a 1% Percentage Interest in the Partnership, which interest shall be held by the New General Partner.

            "Class I Limited Partner" means the holder of the Class I Limited Partnership Interest that is admitted to the Partnership as a limited partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as the Class I Limited Partner of the Partnership.

            "Class I Limited Partnership Interest" means a 19% Percentage Interest in the Partnership, which interest shall initially be held by V Cable.

            "Class I Partners" means the Class I General Partner and the Class I Limited Partner.

            "Class I Partnership Interests" means the Class I General Partnership Interest and the Class I Limited Partnership Interest.

            "Class II General Partner" means the holder of the Class II General Partnership Interest that is admitted to the Partnership as a general partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as the Class II General Partner of the Partnership.

            "Class II General Partnership Interest" means a 1% Percentage Interest in the Partnership, which interest shall initially be held by the Existing General Partner. Such Class II General Partnership Interest shall have a preference on distributions from the Partnership with respect to its Class II Unrecovered Capital, in accordance with Section 7.2(b) hereof.

            "Class II Limited Partner" means a holder of a Class II Limited Partnership Interest that is admitted to the Partnership as a limited partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as a Class II Limited Partner of the Partnership.

            "Class II Limited Partnership Interests" means partnership interests having initially, in the aggregate, a 7% Percentage Interest in the Partnership, which interests shall initially be held by the Persons specified on Schedule A hereto, in the proportions set forth opposite each of their respective names. Any Percentage Interest converted pursuant to Section 6.11 hereof will decrease the Percentage Interest of the Class II Limited Partners and will increase the Percentage Interest of the Class IV Limited Partner by a like amount.

            "Class II Partners" means the Class II General Partner and the Class II Limited Partners.

            "Class II Partnership Interests" means the Class II General Partnership Interest and the Class II Limited Partnership Interests.

            "Class II Unrecovered Capital" means $4,000,000 minus (i) any amounts previously distributed to the Class II Partners pursuant to
Section 7.2(b) hereof and (ii) the amount of any senior debt into which any Class II Limited Partnership Interest is converted pursuant to Section 6.11 hereof.

            "Class III Limited Partner" means the holder of the Class III Limited Partnership Interest that is admitted to the Partnership as a limited partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as the Class III Limited Partner of the Partnership.

            "Class III Limited Partnership Interest" means an interest in the Partnership, which interest shall not have a Percentage Interest. The Class III Limited Partnership Interest shall initially be held by GE Capital. Such Partnership Interest will have a preference on distributions from the Partnership with respect to its Class III Unrecovered Capital, in accordance with Sections 7.2(b) and 7.2(c) hereof, and with respect to its Class III Unrecovered Accreted Value in accordance with Section 7.2(d) hereof.

            "Class III Unrecovered Accreted Value" means the amount of the Accreted Value minus any amounts previously distributed to the Class III Limited Partner pursuant to Section 7.2(d) hereof or its predecessor under the Original Amended Agreement.

            "Class III Unrecovered Capital" means $35,000,000 minus any amounts previously distributed to the Class III Limited Partner pursuant to Sections 7.2(b) and 7.2(c) hereof or its predecessor under the Original Amended Agreement.

            "Class IV Limited Partner" means the holder of the Class IV Limited Partnership Interest that is admitted to the Partnership as a limited partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as the Class IV Limited Partner of the Partnership.

            "Class IV Limited Partnership Interest" means a 72% Percentage Interest in the Partnership. The Percentage Interest of such Class IV Limited Partnership Interest shall automatically increase by the amount of Percentage Interest (on a fully diluted basis), if any, converted by the Class II Partners into senior debt of the Partnership in accordance with Section 6.11 hereof.

            "Class V Limited Partner" means the holder of the Class V Limited Partnership Interest that is admitted to the Partnership as a limited partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as the Class V Limited Partner of the Partnership.

            "Class V Limited Partnership Interest" means an interest in the Partnership, which interest shall have no Percentage Interest. The Class V Limited Partnership Interest shall initially be held by GE Capital. Such Limited Partnership Interest will have a preference on distributions from the Partnership with respect to the Class V Unrecovered Capital in accordance with
Section 7.2(e) hereof or its predecessor under the Original Amended Agreement.

            "Class V Unrecovered Capital" means (A) the sum of (i) the amount the Class V Limited Partner is entitled to receive under the Junior Subordinated Loan Agreement as of the date hereof and (ii) $165,761,293 together with an amount equal to the amount of interest that would accrue thereon at the same rate and compounded in the same manner as provided for the Junior Subordinated Loan minus (B) any amounts previously distributed to the Class V Limited Partner pursuant to Section 7.2(e) hereof.

            "Class VI Limited Partner" means the holder of the Class VI Limited Partnership Interest that is admitted to the Partnership as a limited partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as the Class VI Limited Partner of the Partnership.

            "Class VI Limited Partnership Interest" means an interest in the Partnership, which interest shall have no Percentage Interest. The Class VI Limited Partnership Interest has been issued to V Cable as provided in
Section 6.3(f) hereof and is being redeemed and canceled simultaneously with the Effective Date of this Agreement as provided in Section 6.12.

            "Class VII Limited Partner" means the holder of the Class VII Limited Partnership Interest that is admitted to the Partnership as a limited partner and is shown on the books and records of the Partnership and Schedule A annexed hereto (as such Schedule A may be amended from time to time) as the Class VII Limited Partner of the Partnership.

            "Class VII Limited Partnership Interest" means an interest in the Partnership, which interest shall have no Percentage Interest. The Class VII Limited Partnership Interest shall initially be held by VC Holding. Such Limited Partnership Interest will have a preference on distributions from the Partnership with respect to the Class VII Unrecovered Capital in accordance with
Section 7.2(a) hereof.

            "Class VII Unrecovered Capital" means the excess, if any, of the sum of (i) all capital contributions made by the Class VII Limited Partner pursuant to Section 6.3(g) hereof and (ii) a preferred return on such capital contributions computed at a rate per annum equal to 10.62% per annum, compounded semiannually, over all amounts theretofore distributed to the Class VII Limited Partner pursuant to Section 7.2(a) hereof.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

            "Exchange Agreement" means the Exchange Agreement, dated as of December 31, 1992, among the New General Partner, V Cable, the Partnership and GE Capital, in the form annexed hereto as Annex 2 to the Original Amended Agreement, as the same has been amended, modified or supplemented from time to time.

            "Excluded Assets" shall have the meaning set forth in Section 9.5(c)(vi) hereof.

            "Exempt Limited Partners" shall mean those Limited Partners listed on Schedule C hereto (as such Schedule may be modified from time to time pursuant to Section 9.11 hereof). The interests of the Exempt Limited Partners in the Partnership are intended to be nonattributable and exempt from reporting requirements under FCC Regulations. The involvement of Exempt Limited Partners in the media-related activities of the Partnership shall be restricted as provided in Section 9.11.

            "Existing U.S. Cable Partners" means the Existing General Partner, The Rule Trust dated June 11, 1987, I. Martin Pompadur, Elliot H. Stein, Jr. and Pompadur Trust No. 1.

            "Extraordinary Decision" shall have the meaning set forth in Section
9.3 hereof.

            "FCC" means the Federal Communications Commission.

            "FCC Regulations" means all FCC regulations, rules, orders and policies related to attribution of ownership of cable television systems, including but not limited to the regulations published at 47 CFR 73.3555 and 76.501.

            "Fiscal Quarter" means a calendar quarter ending on March 31, June 30, September 30 or December 31 of any year.

            "Indebtedness" means, for the Partnership and its consolidated Subsidiaries, (i) all indebtedness of the Partnership and its consolidated Subsidiaries for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations of the Partnership and its consolidated Subsidiaries evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of the Partnership and its consolidated Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Partnership and its consolidated Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of the Partnership and its consolidated Subsidiaries, (v) all Guaranteed Indebtedness of the Partnership and its consolidated Subsidiaries, (vii) all indebtedness of others of the types referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by the Partnership or any of its consolidated Subsidiaries, even though the Partnership or such Subsidiaries has not assumed or become liable for the payment of such indebtedness, and (vii) all Unfunded Pension Liabilities and all Withdrawal Liabilities (each as defined in the USC Senior Loan Agreement) of the Partnership and its consolidated Subsidiaries;

            "Interest" or "Partnership Interest" means interest(s) in the Partnership owned by a Partner.

            "Investment Agreement" means the Investment Agreement, dated as of June 30, 1992, by and among V Cable, the New General Partner, the Partnership and the Existing General Partner (as the same may be amended, modified or supplemented from time to time).

            "Junior Subordinated Loan" shall mean the "Loans" as defined in the Junior Subordinated Loan Agreement.

            "Junior Subordinated Loan Agreement" shall have the meaning set forth in the recitals hereto.

            "Manager" means CSC in its capacity as the Manager under the USC Management Agreement.

            "Missouri Partnership" means Missouri Cable Partners, L.P., which has been formed to hold the assets of the five cable television systems serving Albany, Bethany, Cameron, Excelsior Springs and Richmond, Missouri pursuant to that certain Limited Partnership Agreement dated June 30, 1992 between the Partnership and V-C Mo. G.P., Inc.

            "MPA Agreement" means the Management Performance Adjustment and Interborrower Agreement, dated as of December 31, 1992, among V Cable, the VC Subsidiaries, the New General Partner, Newco, the Partnership and GE Capital in the form annexed as Annex 3 to the Original Amended Agreement (as the same has been amended, modified or supplemented from time to time).

            "Net Income" or "Net Loss" means for each fiscal year of the Partnership, an amount equal to the Partnership's net income or loss for federal income tax purposes, determined in accordance with the accounting methods it has adopted for such purposes and computed by (i) including any items of non-taxable income or nondeductible expense of the Partnership, and (ii) excluding any items of income or loss specially allocated pursuant to the provisions of Sections 8.3.3, 8.4, 8.5, 8.8 and 8.9 hereof.

            "Nonrecourse Deductions" has the meaning set forth in Treas. Reg.
Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a fiscal year shall equal the net increase, if any, in the amount of Partnership Minimum Gain during such fiscal year reduced by any distributions during such fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treas. Reg.
Section 1.704-2(c) and Treas. Reg. Section 1.704-2(h).

            "Nonrecourse Liability" has the meaning set forth in Treas. Reg.
Section 1.704-2(b)(3), but shall not include, for any purpose under this Agreement, any Partnership liability that would otherwise be considered a Nonrecourse Liability under such Section of the Treasury Regulations to the extent there is outstanding with respect to such liability guaranties and/or letter of credit commitments provided by Partners (or VC Guarantors, as defined in the MPA Agreement) as contemplated by this Agreement.

            "Obligations" has the meaning set forth in the USC Loan Agreement.

            "Original Limited Partners" shall have the meaning set forth in
Section 6.3(b)(ii) hereof.

            "Partner Nonrecourse Debt" has the meaning set forth in Treas. Reg.
Section 1.704-2(b)(4).

            "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i).

            "Partner Nonrecourse Deductions" has the meaning set forth in Treas. Reg. Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a fiscal year equals the net increase, if any, in Partner Nonrecourse Debt Minimum Gain during such fiscal year attributable to such Partner Nonrecourse Debt, reduced by any distributions during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent that such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined according to the provisions of Treas. Reg. Section 1.704-2(h) and Treas. Reg. Section 1.704-2(i).

            "Partnership Interests Redemption Agreement" means the Partnership Interests Redemption Agreement, dated as of the date of, by and among the Partnership, GE Capital, each of the Class II Partners, and V Cable.

            "Partnership Minimum Gain" shall have the meaning set forth in Treas. Reg. Section 1.704-2(d).

            "Partnership Year" shall have the meaning set forth in Section 1.7 hereof.

            "Percentage Interest" means, with respect to any Partner, the amount specified in Schedule A hereto and for each class of Partners shall be equal to the amount specified in the definition of such class; PROVIDED that the Percentage Interests of the Partners shall be subject to adjustment as provided in this Agreement.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Pompadur Representative" shall have the meaning set forth in
Section 6.11 hereof.

            "Preferred USC Interest Pledge Agreement" means the Preferred USC Interest Pledge Agreement, dated as of the Original Amended Agreement hereof, among V Cable, V Cable GP and GE Capital, as Agent (as the same may be amended, modified or supplemented from time to time).

            "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person.

            "Supplemental Side Letter" means that certain side letter executed by Cablevision, V Cable and GE Capital, substantially in the form of Annex 3 hereto.

            "System Cash Flow" mean, for the Partnership and its consolidated Subsidiaries during any period, the consolidated operating income (before extraordinary items, interest, taxes, depreciation, amortization, non-cash charges and other non-cash items and, with respect to the Partnership, amounts constituting Allocation items (as defined in the Management Agreement) that are payable (whether or not paid) pursuant to the terms of the Management Agreement, and expenses and costs directly related to the consummation of the Prepayment Transactions) of the Partnership and its consolidated Subsidiaries (including, without limitation, Missouri Cable Partners, L.P.) determined in accordance with GAAP (as defined in the USC Senior Loan Agreement) and (to the extent consistent with GAAP) in a manner consistent with the past practices of USC; PROVIDED, HOWEVER, that such amounts shall be determined on the basis of the capitalization polices of CSC and its affiliates as specified in Schedule 1 to the USC Senior Loan Agreement; and PROVIDED FURTHER, HOWEVER, that to the extent that CSC or any of its affiliates provides to any of the Partnership or any of its Subsidiaries goods or services for consideration which is below the fairly allocable cost thereof, for purposes of the calculations herein, such goods and services shall be deemed to be provided at the fairly allocable cost.

            "Tax Matters Partner" shall have the meaning set forth in Section
12.4.3 hereof.

            "Tier I USC Priority Distribution" means the total amount of cash that would be distributable pursuant to Section 7.2(a) hereof if there were sufficient cash available to make such distribution.

            "Tier II USC Priority Distribution" means the total amount of cash that would be distributable pursuant to Section 7.2(b) hereof if there were sufficient cash available to make such distribution.

            "Tier III USC Priority Distribution" means the total amount of cash that would be distributable pursuant to Section 7.2(c) hereof if there were sufficient cash available to make such distribution.

            "Tier IV USC Priority Distribution" means the total amount of cash that would be distributable pursuant to Section 7.2(d) hereof if there were sufficient cash available to make such distribution.

            "Tier V USC Priority Distribution" means the total amount of cash that would be distributable pursuant to Section 7.2(e) hereof if there were sufficient cash available to make such distribution.

            "USC Loan Agreement" shall have the meaning set forth in the recitals hereto.

            "USC Loan Documents" means the USC Loan Agreement and all other agreements, instruments, documents and certificates, including, without limitation, pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter executed by or on behalf of USC in connection with the USC Loan Agreement or the transactions contemplated thereby as the same have been or may be amended (including, without limitation, the "Loan Documents" as defined therein).

            "USC Partners' Committee" shall have the meaning set forth in
Section 9.2 hereof.

            "USC Priority Distributions" means all of the Tier I USC Priority Distribution, Tier II USC Priority Distribution, Tier III USC Priority Distribution, Tier IV USC Priority Distribution and Tier V USC Priority Distribution.

            "USC System Cash Flow Ratio" means, on any date of determination, for the Partnership and its consolidated Subsidiaries, the ratio of
(i) Indebtedness of the Partnership and its consolidated Subsidiaries as of such date to (ii) Annualized Consolidated System Cash Flow for the Fiscal Quarter most recently ended prior to such date.

            "V Cable Loan Agreement" means the loan agreement, dated December 31, 1992, among GE Capital, as agent, the lenders named therein, and V Cable, as amended and from time to time in effect.

            "VC Holding Loan Agreement" means the loan agreement, dated as of the date hereof, among GE Capital, as agent, the lenders named therein, and Newco, as amended and from time to time in effect.

            2.2 OTHER DEFINITIONS. Certain additional defined terms used in this Agreement shall have the meanings specified throughout this Agreement.


                                    ARTICLE 3

[Intentionally Omitted.]

                                    ARTICLE 4

[Intentionally Omitted.]


                                    ARTICLE 5

[Intentionally Omitted.]


                                    ARTICLE 6

                              CAPITAL CONTRIBUTIONS

            6.1 PERCENTAGE INTERESTS. This Agreement provides for the determination of certain matters on the basis of the Partners' "Percentage Interests." From and after the Effective Date, the Partners shall have the Percentage Interests set forth on Schedule A to this Agreement and Newco will be admitted as a Class VII Limited Partner without the need for any further action on the part of the Partners.

            6.2 CAPITAL. The capital of the Partnership shall consist of the amount of the Capital Contributions made to the Partnership pursuant to this
Article 6.

            6.3 CAPITAL CONTRIBUTIONS. The Capital Contributions of the Partners shall be as follows:

            (a)     CLASS I PARTNERSHIP INTERESTS.

                (i) The New General Partner has contributed $1,000,000 to the capital of the Partnership, and the Partnership has issued to the New General Partner, in exchange therefor, the Class I General Partnership Interest.

                (ii) V Cable has contributed $18,970,000 to the capital of the Partnership, and the Partnership has issued to V Cable, in exchange therefor, the Class I Limited Partnership Interest.

               (iii) On the Prepayment Transactions Date, V Cable is contributing $181,605,958 and the New General Partner is contributing $2,000,000 to the Partnership, which contributions shall be treated as additional Capital Contributions in respect of the Class I Limited Partnership Interest and Class I General Partnership Interest, respectively. Upon receipt of such contribution, the Partnership shall use such capital contribution to consummate the Prepayment Transactions to which it is a part.

                (iv) Any payments made by V Cable to the Partnership pursuant to Section 9.5 of the USC Loan Agreement shall be treated as additional Capital Contributions in respect of the Class I Limited Partnership Interest.

            (b)     CLASS II PARTNERSHIP INTERESTS.

                 (i) The Existing General Partner has previously contributed $160,000 to the capital of the Partnership in exchange for a general partner interest which interest was reclassified as the Class II General Partnership Interest.

                (ii) Those Persons specified in Schedule A hereto as Class II Limited Partners have previously contributed, or are the permitted transferees of Persons which have previously contributed (collectively, the "Original Limited Partners"), an aggregate of $3,840,000 to the capital of the Partnership in exchange for limited partner interests in the respective amounts set forth opposite each of their names on such schedule, which interests were reclassified as Class II Limited Partnership Interests.

            (c) CLASS III LIMITED PARTNERSHIP INTEREST. GE Capital has contributed $35,000,000 to the capital of the Partnership by means of the cancellation of indebtedness owed to GE Capital. In exchange therefor, the Partnership has issued to GE Capital the Class III Limited Partnership Interest.

            (d) CLASS IV LIMITED PARTNERSHIP INTEREST. GE Capital has contributed $1,000,000 to the capital of the Partnership by means of the cancellation of indebtedness owed to GE Capital. In exchange therefor, the Partnership has issued to GE Capital the Class IV Limited Partnership Interest.

            (e) CLASS V LIMITED PARTNER. On the Effective Date, GE Capital is contributing to capital all amounts due under the Junior Subordinated Loan Agreement. GE Capital, as lender under the Junior Subordinated Loan, and the Partners have agreed that for income tax purposes, the Junior Subordinated Loan has been and will be treated as an equity interest in the Partnership. In addition, GE Capital has contributed $162,799,947 to the capital of the Partnership by means of the cancellation of debt owed to GE

Capital. The Partnership has issued to GE Capital, in exchange for all such contributions, the Class V Limited Partnership Interest.

            (f) CLASS VI LIMITED PARTNER. The Partnership has issued the Class VI Limited Partnership Interest to V Cable in exchange for V Cable's commitment to make Capital Contributions to the Partnership pursuant to Sections 3(c), 4(a)(ii)(B) and 4(c) of the MPA Agreement. No such capital contributions were made and such interest is being redeemed and canceled simultaneously with the Effective Date.

            (g) CLASS VII LIMITED PARTNER. On the Prepayment Transactions Date, VC Holding is contributing to the capital of the Partnership $68,000,000 and the Partnership is issuing to VC Holding, in exchange therefor, the Class VII Limited Partnership Interest. Notwithstanding anything herein to the contrary, in the event that GE Capital has pursuant to the USC Loan Agreement provided notice to CSC or the Partnership that the certificate delivered to GE Capital pursuant to Section 1.9(a) hereof was not accurate when made, then VC Holding shall be entitled to make additional capital contributions to the Partnership that will be reflected in its Class VII Limited Partnership Interest.

            6.4 ADDITIONAL CONTRIBUTIONS AND WITHDRAWALS. No Partner shall be entitled or required to make any Capital Contribution to the Partnership other than the contributions set forth in this Article 6 and Section 9.5 of the USC Loan Agreement. All Capital Contributions shall be held or expended by the New General Partner as specified in this Article 6 or in furtherance of the purposes of the Partnership. Except as set forth in Section 6.11 hereof, no Partner shall have the right to withdraw from the Partnership or to demand a return of all or any part of its Capital Contribution during the term of the Partnership, and any return of such Capital Contribution shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement.

            6.5 NEGATIVE CAPITAL ACCOUNTS. At no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Partner with a negative balance in its Capital Account have any obligation to the Partnership or the other Partners to restore such negative balance, except as may be required by law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

            6.6 NO LIABILITY FOR CAPITAL CONTRIBUTIONS. No Partner shall be personally liable for the return of any portion of the Capital Contributions of any of the other Partners; the return of those Capital Contributions shall be made solely from the Partnership's assets.

            6.7 LIABILITY OF LIMITED PARTNERS. Each Limited Partner shall be liable for the repayment and discharge of debts and obligations of the Partnership only to the extent of the amounts required to be contributed by that Limited Partner as provided in this Article 6 and to the extent provided by the Act. The Limited Partners shall not otherwise have any liability with respect to the debts and obligations of the Partnership and shall not otherwise be obligated to make any Capital Contribution to the Partnership beyond that required in this Article 6.

            6. NO INTEREST; CONSENT TO DISTRIBUTIONS. No Partner shall receive any interest on his Capital Contributions or Capital Account and no General Partner shall be entitled to any payments or other compensation for assuming personal liability for any debt or obligation of the Partnership. To the extent any monies that any Partner is entitled to receive pursuant to this Agreement would constitute a return of capital, each Partner consents to the withdrawal of that capital.

            6.9 MAINTENANCE OF CAPITAL ACCOUNTS. The Partnership shall maintain a Capital Account for each Partner for purposes of implementing and recording the allocations of Partnership income, loss and distributions attributable to each Partner's interest in the Partnership. Each Partner, regardless of whether it owns more than one class of interest in the Partnership, shall only have one Capital Account; PROVIDED, HOWEVER, that, for purposes of implementing the allocation provisions of Article 8 that refer to Partners' Capital Account balances, the portion of each Partner's Capital Account that is attributable to Capital Contributions, allocations and distributions relating to each class of interest in the Partnership held by such Partner shall be separately computed and treated as a separate account and references in such provisions of Article 8 to capital account balances shall be deemed to refer to such separate portions of each account with respect to which an allocation is to be made. The balance of each Partner's Capital Account shall be determined on the basis of an account maintained for that Partner on the books of account of the Partnership, in accordance with the following provisions:

            (a) The Capital Account of any Partner who was a Partner prior to the date hereof shall be credited or debited with the positive or negative balance of such Partner's Capital Account to date.

            (b) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions.

            (c) To each Partner's Capital Account there shall also be credited such Partner's distributive share of Net Income allocated to such Partner pursuant to Sections 8.2 and 8.3.3 and any other items of Partnership income specially allocated to the Partner pursuant to Sections 8.4, 8.5, 8.6, 8.8 and
8.9 hereof.

            (d) To each Partner's Capital Account there shall be debited the amount of cash and the fair market value of any Partnership property distributed to such Partner pursuant to Sections 7.2, 7.3, 8.6 and 14.3 hereof (net of any liabilities secured by such property that such Partner is considered to assume, or take subject to, under Code Section 752), such Partner's distributive share of Net Losses allocated to such Partner pursuant to Sections 8.3.1 and 8.3.2, and any other items of Partnership loss specially allocated to the Partner pursuant to Sections 8.4 and 8.6 hereof.

            (e) In the event any Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

            (f) The foregoing provisions of this Section 6.9 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treas. Reg. Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the New General Partner, with the consent of the Class IV Limited Partner, shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the New General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 14 hereof upon the dissolution of the Partnership. The New General Partner, with the consent of the Class IV Limited Partner, also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treas. Reg.

Section 1.704-1(b)(2)(iv)(q); (ii) make any adjustments that are necessary if at any time Partnership property is reflected on the books of the Partnership at values which are different than their tax basis; and (iii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. Section 1.704-1(b).

            6.10 ADDITIONAL LIMITED PARTNER. Except as contemplated by Section 6.1, Section 6.3 and Article 13, no Person shall become an additional Limited Partner.

            6.11 CONVERSION RIGHT OF CLASS II PARTNERS. Upon the earliest to occur of:

            (a) the sale (including, without limitation, a sale pursuant to a foreclosure) of all or substantially all of the assets of the Partnership and its Subsidiaries (which shall be deemed to include any sale that satisfies the conditions set forth in Section 9.5(c) hereof;

            (b) the resignation of I. Martin Pompadur ("Pompadur") and any other Person designated by the Class II General Partner to serve with him as representatives of the Class II General Partner on the USC Partners' Committee (for purposes of this Section 6.11 and Section 10.1 and Article 9 hereof, Pompadur and any Person designated by the Class II General Partner to serve with him as the representatives of the Class II General Partner on the USC Partners' Committee are hereinafter referred to collectively as the "Pompadur Representative"), from the USC Partners' Committee at the request of the Class I General Partner (with the approval of the Class IV Limited Partner) for any reason other than cause; and

            (c) the tenth anniversary of the date of the Original Amended Agreement;

then, so long as the Pompadur Representative (or a substitute designated by the Class II General Partner (or upon Pompadur's death, a substitute designated by his estate)) is then serving on the USC Partners' Committee, the Class II Partners (acting unanimously) shall be entitled to elect within 60 days after receipt of notice of the occurrence of the earliest to occur of the events set forth in clauses (A), (B) and (C) above to convert Class II Limited Partnership Interests representing 100% of the aggregate Percentage Interest of the Class II Partnership Interests into an immediately payable debt obligation of the Partnership in the amount of $4,000,000 that is senior to all other debt for borrowed money of the Partnership.

Notwithstanding the foregoing, if the Pompadur Representative is no longer serving on the USC Partners' Committee immediately prior to the event which triggers the conversion right described in this Section 6.11, then the Class II Partners (acting unanimously) shall only be entitled to convert a portion of the Class II Limited Partnership Interests representing a Percentage Interest equal to the product of (x) 100% of the aggregate Percentage Interest of the Class II Partnership Interests, multiplied by (y) a fraction (not greater than one) (the "Fraction"), the numerator of which is the number of full years the Pompadur Representative has served on the USC Partners' Committee, and the denominator of which is ten. If the aggregate Percentage Interest which can be converted by the Class II Partners is reduced in accordance with the preceding sentence, then the amount of the debt obligation into which such reduced Percentage Interest can be converted shall be reduced to an amount equal to $4,000,000 multiplied by the Fraction. Any conversion made pursuant to this Section 6.11 shall be treated as if there had been a distribution of Partnership cash in an amount equal to the face amount of the debt into which the interests have been converted. Upon any conversion pursuant to this Section 6.11, each Class II Limited Partner shall continue to be a Class II Limited Partner of the Partnership with respect to its remaining unconverted Class II Limited Partnership Interest. For the purposes of this Section 6.11, "cause" shall be defined as an act of fraud or any act of willful misconduct materially injurious to the Partnership or against the Partnership (or any of its Subsidiaries) and, in any case, if such act is not cured promptly after notice thereof to the Pompadur Representative by the Partnership. The determination as to whether "cause" (as defined above) shall exist shall be made by a court or other appropriate tribunal.

            6.12 WITHDRAWAL OF CLASS VI LIMITED PARTNER. In exchange for the cancellation of its obligations to make capital contributions to the Partnership, V Cable hereby withdraws as the Class VI Limited Partner, and without the need for any action by any Partner, such interest in the Partnership is hereby redeemed and canceled.


                                    ARTICLE 7

                               CASH DISTRIBUTIONS

            7.1 TIME OF DISTRIBUTIONS. Distributions of cash or other property (other than pursuant to Section 14) shall be made by the New General Partner as set forth in

Sections 7.2 and Section 7.3 below; PROVIDED, HOWEVER, that no distributions pursuant to Section 7.2 shall be made unless expressly permitted by the USC Loan Agreement.

            7.2 ALLOCATION OF CASH DISTRIBUTIONS FROM PARTNERSHIP OPERATIONS. Subject to Section 14.3 hereof, all net cash from Partnership operations and net cash from sales or refinancings of Partnership assets or debt, respectively, shall be distributed to the Partners as follows and in the following order of priority:

            (a) first, with respect to the Class VII Limited Partnership Interest, in an amount equal to the Class VII Unrecovered Capital; PROVIDED, HOWEVER, that no amount shall be paid or distributed pursuant to this Section 7.2(a) until one year and one day following repayment in full of the obligations of USC under the USC Senior Loan Agreement;

            (b) next, with respect to the Class II Partnership Interests, in an amount equal to the Class II Unrecovered Capital, and with respect to the Class III Limited Partnership Interest, in an amount equal to the Class III Unrecovered Capital, in proportion to the relative amounts of Class II Unrecovered Capital and Class III Unrecovered Capital;

            (c) next, with respect to the Class III Limited Partnership Interest, an amount equal to the Class III Unrecovered Capital;

            (d) next, with respect to the Class III Limited Partnership Interest, an amount equal to the Class III Unrecovered Accreted Value;

            (e) next, with respect to the Class V Limited Partnership Interest, an amount equal to the Class V Unrecovered Capital; and

            (f) the balance, if any, in accordance with the Partner's Percentage Interests.

Distributions (other than the distribution provided for in Section 7.3) shall be made (i) only to the extent the Manager, subject to the supervision of the New General Partner, determines that the Partnership has cash available for distribution (after taking into account the needs of the Partnership's business, including reasonable reserves), (ii) subject to Section 7.2(a), within 90 days after the end of the Partnership Year with respect to such year and (iii) after the computation of the Net Income and Net Loss have been made with respect to such year.

            7.3 DISTRIBUTION OF NEWCO STOCK. On the Prepayment Transactions Date, and after V Cable, the New General Partner and VC Holding have made the capital contributions required under this Agreement, the Partnership shall distribute to V Cable all of the Class B Common Stock of Newco owned by the Partnership. The capital account of V Cable shall be charged with an amount equal to the tax basis of the Class B Common Stock of Newco distributed pursuant to this Section 7.3.


                                    ARTICLE 8

                     ALLOCATION OF INCOME, GAINS AND LOSSES

            8.1  [Intentionally Omitted.]

            8.2 ALLOCATION OF INCOME AND GAINS. After giving effect to the special allocations set forth in Section 8.4 hereof, Net Income shall be allocated for each Partnership Year as follows and in the following order of priority:

            (a) first, any Net Income shall be allocated with respect to classes of interest to the extent that, in the aggregate, the Capital Accounts of the Partners holding such classes of interests have a negative balance (computed before taking into account any distributions to be made pursuant to Sections 7.2 and 7.3 with respect to such year) at the close of such Partnership Year, such income to be allocated in proportion to such negative balances, until each such negative balance is eliminated;

            (b) next, with respect to the Class VII Partnership Interest, to the extent necessary to create a positive Capital Account balance with respect to such interest equal to the Tier I USC Priority Distribution as of the end of such Partnership Year;

            (c) next, with respect to the Class II Partnership Interest and the Class III Limited Partnership Interest, to the extent necessary to create a positive Capital Account balance with respect to each such interest equal to such interest's share of the Tier II USC Priority Distribution as of the end of such Partnership Year, such amounts to be allocated in proportion to such relative shares;

            (d) then, with respect to the Class III Limited Partnership Interest, to the extent necessary to create a positive Capital Account balance with respect to such interest in an amount equal to the sum of (x) its share of the Tier II USC Priority Distribution, (y) the Tier III USC Priority Distribution and (z) the Tier IV USC Priority Distribution, as of the end of such Partnership Year;

            (e) then, with respect to the Class V Limited Partnership Interest, to the extent necessary to create a positive Capital Account balance with respect to such interest in an amount equal to the Tier V USC Priority Distribution, as of the end of such Partnership Year;

            (f) next, if any one or more classes of interest has a Capital Account positive balance attributable to such interest that is in excess of such interest's share, if any, of the USC Priority Distributions, with respect to the classes of interest, to the extent necessary to make the relative excesses for all interests to be in the ratio of the Partners' respective Percentage Interests as of the end of such Partnership Year; and

            (g) the balance, if any, in accordance with the Partners' respective Percentage Interests.

            8.3  ALLOCATION OF LOSSES.

            8.3.1 ALLOCATION OF NET LOSSES. (a) Net Losses (other than those realized from the sale of all or substantially all of the Partnership's assets), shall be allocated for each Partnership Year (i) 96% with respect to the Class I Partnership Interests, in the following manner and order of priority: (x) an amount equal to 1% of such Net Losses shall be allocated to the Class I General Partnership Interest, and (y) the balance, if any, with respect to the Class I Limited Partnership Interest; and (ii) 4% with respect to the Class V Partnership Interest.

            (b) Net Losses realized from the sale or disposition of all or substantially all of the Partnership's assets shall be allocated in the following manner and order of priority:

              (i) first, with respect to each class of interest, the portion of the Capital Account positive balance attributable thereto that is in excess of the sum of each such interest's share, if any, of the USC Priority Distributions, in proportion to such relative excesses, to the extent necessary to make such relative excesses in the ratio of the Partners' respective Percentage Interests;

                (ii) next, with respect to each class of interest, the portion of the Capital Account balance attributable thereto which is positive, in proportion to each such interest's Percentage Interest, until each such positive balance is equal to the sum of each such interest's share, if any, of the USC Priority Distributions;

               (iii) next, with respect to each class of interest, the portion of the Capital Account balance attributable thereto which is positive, to the extent necessary to make each such positive balance equal to the sum of each such interest's share, if any, of the Tier I USC Priority Distribution, Tier II USC Priority Distribution, Tier III USC Priority Distribution, Tier IV USC Priority Distribution and Tier V USC Priority Distribution, in proportion to such shares;

                (iv) next, with respect to each class of interest, the portion of the Capital Account balance attributable thereto which is positive, to the extent necessary to make each such positive balance equal to the sum of each such interest's share, if any, of the Tier I USC Priority Distribution, Tier II USC Priority Distribution, Tier III USC Priority Distribution and Tier IV USC Priority Distribution, in proportion to such shares;

              (v) next, with respect to each class of interest, the portion of the Capital Account balance attributable thereto which is positive, to the extent necessary to make each such positive balance equal to the sum of each such interest's share, if any, of the Tier I USC Priority Distribution, Tier II USC Priority Distribution and Tier III USC Priority Distribution, as of the end of such Partnership Year, in proportion to such shares;

                (vi) next, with respect to each class of interest, the portion of the Capital Account balance attributable thereto which is positive, to the extent necessary to make each such positive balance equal to the amount of each such interest's share, if any, of the Tier I USC Priority Distribution and Tier II USC Priority Distribution, as of the end of such Partnership Year, in proportion to such shares;

               (vii) next, with respect to each class of interest, the portion of the Capital Account balance attributable thereto which is positive, to the extent necessary to make each such positive balance equal to the amount of each such interest's share, if any, of the Tier I USC Priority Distribution, as of the end of such Partnership Year, in proportion to such shares;

              (viii) next, with respect to each class of interest, the portion of the Capital Account balance attributable thereto which is positive, in proportion to such positive balances, until each such balance has been reduced to zero; and

                (ix) the balance, if any, (x) 96% with respect to the Class I Partnership Interests, in proportion to their relative Percentage Interests, and (y) 4% with respect to the Class V Limited Partnership Interest.

            8.3.2  [Intentionally Omitted].

            8.3.3 ALLOCATION OF LOSSES AND GROSS INCOME TO THE CLASS I PARTNERS. (A) Notwithstanding any other provision of this Article 8, no allocation of Partnership loss shall be made with respect to the Class I Limited Partnership Interest which would create or increase a deficit balance in the portion of the Capital Account balance attributable to such interest (as maintained in accordance with Section 6.9 hereof; if, nevertheless, at the end of any Partnership Year, the portion of the Capital Account attributable to the Class I Limited Partnership Interest would have a deficit (determined as described above and after taking into account all other allocations and distributions with respect to such year), then there shall be allocated with respect to the Class I Limited Partnership Interest for such year items of gross income (which items shall be credited to the portion of the Capital Account attributable to such interest) in an amount sufficient to eliminate such deficit.

            (B) If, at the end of any Partnership Year, the portion of the Capital Account attributable to the Class I General Partnership Interest would have a deficit (determined after taking into account all other allocations and distributions with respect to such year), then there shall be allocated with respect to the Class I General Partnership Interest for such year items of gross income (which items shall be credited to the portion of the Capital

Account attributable to such interest) in an amount sufficient to eliminate such deficit.

            8.4 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

            8.4.1 MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article 8, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such Partnership Year (and, if necessary, subsequent Partnership Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treas. Reg. Section 1.704-2(f) and Treas. Reg. Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(f)(6) and Treas. Reg. Section 1.704-2(j)(2)(i) and (iii). The
Partnership shall, however, (i) waive the Minimum Gain Chargeback required by this Section 8.4.1 and (ii) apply to the Commissioner of the Internal Revenue Service for approval of such waiver in the event that (x) the Partners have made Capital Contributions or received income allocations that have restored any previous Nonrecourse Deductions claimed or any distributions attributable to the proceeds of a Nonrecourse Liability, and (y) the Minimum Gain Chargeback requirement would distort the Partners' economic arrangement as reflected in this Agreement and as evidenced over the term of the Partnership by the Partnership's allocations and distributions and the Partners' Capital Contributions and it is not expected that the Partnership will have sufficient other income to correct that distortion. Except as otherwise modified herein, this Section 8.4.1 is intended to comply with the Minimum Gain Chargeback requirement in Treas. Reg. Section 1.704-2(f) and shall be interpreted consistently therewith.

            8.4.2 PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article 8 except Section 8.4.1, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treas. Reg. Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Partnership Year (and, if necessary, subsequent Partnership Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treas. Reg. Section 1.704-2(g)(2) and Treas. Reg. Section 1.704-2(i)(4).

Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg.
Section 1.704-2(f)(5), Treas. Reg. Section 1.704-2(i)(4) and Treas. Reg. Section 1.704-2(j)(2)(ii) and (iii). Except as otherwise modified herein, this
Section 8.4.2 is intended to comply with the Partner Nonrecourse Debt Minimum Gain Chargeback requirement in Treas. Reg. Section 1.704-2(i)(4) and shall be interpreted consistently therewith. In addition, rules consistent with the provisions of Treas. Reg. Section 1.704-2(f)(2), (3), (4) and (5) (including rules regarding a waiver of the type discussed in Section 8.4.1 above) will apply to the special allocation required by this Section 8.4.2.

            8.4.3 QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly received any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner (in respect of its Capital Account) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this
Section 8.4.3 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 have been tentatively made as if this Section 8.4.3 were not in the Agreement.

            8.4.4 NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Partnership Year or other period shall be specially allocated among the Partners in accordance with their Percentage Interests.

            8.4.5 PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Partnership Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i).

            8.4.6 NEGATION ALLOCATION. Notwithstanding any provision of this Agreement, to the extent any allocation is made in any Partnership Year to any Partner pursuant to the provisions of Section 8.4.1, Section 8.4.2, Section 8.4.3, Section 8.4.4, Section 8.4.5 or Section 8.6, such Partner shall thereafter be specially allocated items of Partnership gross income or deduction in order to negate the above-described allocations in the same Partnership Year if sufficient items of gross income or deduction are available and, if not available, in each succeeding Partnership Year until the aggregate amount of the above described allocations are fully negated.

            8.5 CANCELLATION OF INDEBTEDNESS INCOME. Notwithstanding any other provision of this Article 8, for purposes of this Agreement (a) any cancellation of indebtedness income arising from the restructuring of the debt of the Partnership which was effected in connection with the Original Amended Agreement will be deemed to be realized and recognized by the Partnership immediately prior to the admission of V Cable and V Cable GP as partners to the Partnership and will be specially allocated among the Partners at that time in accordance with the provisions of the Original Agreement (as defined in the Original Amended Agreement) and (b) any cancellation of indebtedness income arising from the contribution to capital and termination of the Junior Subordinated Loan will be specially allocated to the Class V Limited Partner.

            8.6 INTEREST OF THE GENERAL PARTNERS. Notwithstanding the provisions of Article 7 and Sections 8.2 through 8.5 (but not including Section 8.3.3(B) hereof), the Class I General Partner shall be allocated an amount of each material item of income, gain, loss, deduction or credit of the Partnership for any Partnership Year, other than items of income, gain, loss, deduction or credit allocated pursuant to Section 8.4 hereof, and shall be distributed a portion of cash of the Partnership with respect to any Partnership Year so that, after taking into account the allocation and distribution of each such item to the Class II General Partner pursuant to Article 7 and Sections 8.2 through 8.5 hereof, there will be allocated and distributed not less than 1% of each such item to the Class I and Class II General Partners in the aggregate and the amount of any item allocated to the Class I General Partner pursuant to this
Section 8.6 shall reduce, by the same amount, the amount of such item otherwise allocable to the Class I Limited Partner. If, at any time after the date hereof, the Class II General Partner shall be the only general partner, for each Partnership Year there shall be allocated and distributed to such general partner an aggregate amount of not less than 1% of each such material item. In addition, if an allocation of income shall be made pursuant to the preceding sentence, there shall also be allocated to the Class II General Partner an amount of loss equal to the lesser of (i) the amount of income so allocated or
(ii) the excess of 1% of the aggregate amount of losses of the Partnership for the period the Class II General Partner was a general partner over the aggregate amount of losses previously allocated to the Class II General Partner for such period.

            8.7 ADJUSTMENTS TO ALLOCATIONS. The New General Partner, with the consent of the Class IV Limited Partner (and the consent of the Class II General Partner with respect to any change which will have an adverse effect on the Class II Partners), shall have the authority to make changes in the allocations provided for in this Article 8 to the extent necessary to conform to the requirements of Section 704(b) of the Code and any regulations promulgated thereunder, provided that such changes are not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 14 hereof upon the dissolution of the Partnership.

            8.8 ALLOCATION OF INTEREST INCOME. Notwithstanding any other provision of this Article 8, there shall be specially allocated to the Class IV Limited Partner for each of the taxable years set forth below an amount of interest income equal to the excess of (x) the amount of interest income received or accrued by the Partnership for federal income tax purposes with respect to its loans to Essex Communications Corp. pursuant to those certain notes dated as of January 1, 1993 over (y) the base amount set forth below for each such taxable year:

            Year                   Base Amount
            ----                   -----------
            1993                   5,222,000
            1994                   5,508,000
            1995                   5,790,000
            1996                   6,058,000
            1997                   6,221,000
            1998                   6,420,000
            1999                   6,621,000
            2000                   6,841,000
            2001                   7,217,000

            8.9 ALLOCATION OF GAIN OR LOSS ON DISTRIBUTION OF, OR WITH RESPECT TO NEWCO STOCK. Notwithstanding any other provision of this Agreement, income, gain or loss, if any, recognized (or to be recognized) by the Partnership in connection with the distribution of the Class B Common Stock of Newco to V Cable shall be allocated to V Cable and the amount by which the capital account of V Cable is charged to reflect such distribution shall be increased or decreased, as the case may be, to offset the effect of such allocation.

            8.10 CONTINUATION OF TREATMENT. The Partners and the Partnership understand that the Prepayment Transactions will not result in the recognition of any income, gain or loss by the Partnership and agree that the income tax return for the Partnership and for each of the Partners for the period including the closing of the Prepayment Transactions will be filed in a manner consistent with this understanding.


                                    ARTICLE 9

                          MANAGEMENT OF THE PARTNERSHIP

            9.1  MANAGEMENT OF THE PARTNERSHIP'S BUSINESS.

            (a) The General Partners, on behalf of the Partnership, have entered into the Management Agreement, pursuant to which the Manager will perform certain management services and duties for, and on behalf of, the Partnership. Except for actions and determinations which, pursuant to the terms of this Agreement, are to be taken or made (i) by the New General Partner (or, following (x) the removal, withdrawal, resignation, liquidation or Bankruptcy of the New General Partner or any other event that caused the New General Partner to cease to be a general partner of the Partnership or (y) the termination of the Management Agreement, the Existing General Partner in accordance with
Section 9.9 hereof) or (ii) only with the consent of the Partners, the Limited Partners or the Class III Limited Partner, the Class IV Limited Partner and/or the Class V Limited Partner, as the case may be, the business and affairs of the Partnership shall be managed and directed exclusively by the New General Partner, subject to the provisions of this Agreement with respect to the USC Partners' Committee. Notwithstanding any provision of this Agreement to the contrary, the New General Partner is hereby expressly authorized to execute the Partnership Interests Redemption Agreement on behalf of the Partnership and the Partnership, and the New General Partner acting on behalf of the Partnership, is expressly authorized to consummate the transactions contemplated thereby. Subject to the ultimate authority of the New General Partner to supervise the Manager, the New General Partner has delegated certain authority to the Manager in accordance with, and subject to the terms and provisions contained in, the Management Agreement for so long as the Management Agreement shall be in effect. Subject to the terms and conditions of the Management Agreement, the Manager may delegate such of its respective powers and authority to managers, employees and agents of the Manager or the Partnership as it shall deem necessary or appropriate for the conduct of the Partnership's business. The Partners have previously approved the Business Plan.

            (b) Without limiting the generality of the foregoing and except to the extent consented to by the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner, the New General Partner, on behalf of the Partnership, shall maintain in effect during the term of this Agreement liability insurance in connection with the operation of the Partnership in substantially the same amount and with substantially the same coverage as the liability insurance maintained by the Partnership as of the date of the Investment Agreement.

            (c) Notwithstanding the foregoing exceptions to the authority of the Manager, nothing contained in this Article 9 shall impose any obligation on any Person (other than CSC or an Affiliate of CSC) doing business or dealing with the Partnership to inquire as to whether the Manager has exceeded its authority in executing any contract, agreement, lease, mortgage, note, deed or other instrument in the name and on behalf of the Partnership, and any such Person shall be fully protected in relying upon the plenary authority of the Manager.

            (d) No provision of this Agreement or the Management Agreement nor any action taken by the Manager in accordance with the provisions of this Agreement or the Management Agreement shall be construed to constitute the Manager a general partner of the Partnership or to impose on the Manager any duties, liabilities or obligations except as expressly provided by the Management Agreement.

            (e) The Manager shall keep the USC Partners' Committee informed with respect to all matters relating to the business and affairs of the Partnership and its Partners and shall in any event report to the USC Partners' Committee not less frequently than once each calendar quarter.

            (f) Any action that may be taken under this Agreement by a general partner of the Partnership, except as provided in Section 9.1(a) or unless this Agreement provides that a specific General Partner (the New General Partner, the Tax Matters Partner or the Existing General Partner) may or shall take such action, may be taken only by joint action of all of the General Partners of the Partnership, if there is more than one General Partner of the Partnership at the time of the taking of any such action.

            9.2  USC PARTNERS' COMMITTEE.

            (a) Each of the General Partners shall designate two individuals, for a total of four members, to serve on a Partners' Committee of the Partnership (the "USC Partners' Committee") which shall be responsible for taking all action required under this Agreement to be taken by the USC Partners' Committee; PROVIDED, HOWEVER, that in the event of a Change in Control, the Class IV Limited Partner and the New General Partner shall each appoint an additional member of the USC Partners' Committee; and PROVIDED, FURTHER, that if the Class IV Limited Partner shall determine in good faith that the appointment by it of any such member would conflict with Section 9.11 of this Agreement, the Class IV Limited Partner shall, instead, assign its right to make such appointment to such third party not affiliated with GE Capital as the New General Partner shall reasonably select. If any General Partner shall cease to be a General Partner under this Agreement pursuant to Section 13.1(e) or otherwise, such former General Partner shall no longer be entitled to appoint any member of the USC Partners' Committee, and all members of such committee appointed by such former General Partner shall automatically be removed. Any additional member of the USC Partners' Committee appointed by the Class IV Limited Partner shall be reasonably acceptable to the New General Partner. Each member of the USC Partners' Committee shall have one vote on all matters to be voted on by the USC Partners' Committee, except that a Partner may, instead of appointing two members with one vote each (if it shall otherwise be entitled to do so), appoint to the USC Partners' Committee one member having the power to cast two votes on all matters to be voted on by the USC Partners' Committee; PROVIDED, HOWEVER, if the number of Persons entitled to serve on the USC Partners' Committee increases to six following a Change in Control, the New General Partner may, instead of appointing three members with one vote each, appoint to the USC Partners' Committee one member having the power to cast three votes on all matters to be voted on by the USC Partners' Committee. Notwithstanding anything herein to the contrary, the initial Class IV Limited Partner, or a transferee reasonably acceptable to the New General Partner of all or more than 50% of its Class IV Limited Partnership Interest, shall be entitled, at its option, to designate one member of the USC Partners' Committee (in addition to any other member designated by it pursuant to the first sentence of this Section 9.2(a)), with a single vote, to take the place of one of the then incumbent members of the USC Partners' Committee (such incumbent member to be replaced shall be selected by the Class II General Partner) serving as representative of the Existing General Partner (or, if such representative of the Existing General Partner shall have been designated to cast two votes, the new member shall be in addition to the then incumbent members of the USC Partners' Committee, and the incumbent representative of the Existing General Partner shall then only be entitled to cast one vote), and any such replaced incumbent member of the USC Partners' Committee shall be automatically removed from the USC Partners' Committee; PROVIDED, HOWEVER, that if the Class IV Limited Partner shall determine in good faith that the appointment by it of any such member would conflict with Section 9.11 of this Agreement, the Class IV Limited Partner shall, instead, assign its right to make such appointment to such third party not affiliated with GE Capital as the New General Partner shall reasonably select. The USC Partners' Committee shall meet by telephone or, at the request of any member of the USC Partners' Committee, in Person, as often as shall be necessary to make any Extraordinary Decision or take any other action required to be taken or approved by the USC Partners' Committee. Any action that may be taken at a meeting of the USC Partners' Committee may be taken without a meeting by written consent of the members of the USC Partners' Committee; PROVIDED, HOWEVER, that any such written consent shall include the consent of at least one representative of each Partner that shall then have a representative on the USC Partners' Committee. Each member of the USC Partners' Committee shall be an agent for the purposes provided for in this Agreement of the Partner that appointed such member and shall not be an agent of the Partnership.

            (b) The Manager, either General Partner or any member of the USC Partners' Committee shall have the right to call a meeting of the USC Partners' Committee by giving three (3) days' prior written notice of the time, date and location (which shall be at the principal office of the Partnership unless otherwise agreed) or means of conducting such meeting to the General Partners, the members of the

USC Partners' Committee and the Manager. The presence or participation of members of the USC Partners' Committee entitled to cast at least a majority of the total number of votes which may be cast by all of the then members of the USC Partners' Committee shall constitute a quorum for the taking of any action. Any action required or permitted to be taken by the USC Partners' Committee must be by an affirmative vote of, or written consent representing, at least a majority of the total number of votes which may be cast by all of the then members of the USC Partners' Committee. Notwithstanding anything in this
Article 9 to the contrary, the Class III Limited Partner shall have the right to designate, from time to time, one observer (the "Class III Observer") to attend meetings of the USC Partners' Committee. The Manager shall give the Class III Observer written notice of each meeting of the USC Partners' Committee at the same time as the Manager receives notice of, or itself schedules, a meeting of the USC Partners' Committee. The Class III Observer shall be entitled to attend, as a non-voting observer, all meetings of the USC Partners' Committee, shall receive reasonable advance notice of all such meetings and shall receive copies of all materials and information provided to members of the USC Partners' Committee (whether provided prior to, during or after any such meetings) except to the extent that the provision of such information would be inconsistent with
Section 9.11 of this Agreement. If the USC Partners' Committee proposes to take any action by written consent in lieu of a meeting, the Manager shall give written notice thereof to the Class III Observer prior to the effective date of such consent, describing in reasonable detail the nature and substance of such action.

            (c) Any member of the USC Partners' Committee may be removed with or without cause at any time by the Partner which designated such member. If at any time any Partner entitled to designate one or more representatives to the USC Partners' Committee removes one or more of such representatives, such Partner shall give written notice of such removal to the Manager, the General Partners and any other Partner having a representative then serving on the USC Partners' Committee (other than the Person or Persons to be removed), and shall promptly appoint a successor member or members to represent such Partner on the USC Partners' Committee by giving written notice of such appointment to the Manager, the General Partners and any other Partner having a representative then serving on the USC Partners' Committee; PROVIDED, HOWEVER, that any such successor member or members (i) if appointed by the New General Partner, shall be a director, officer or employee of CSC or one of its Subsidiaries; (ii) if appointed by the Existing General Partner, shall be reasonably acceptable to the New General Partner and (iii) if appointed by the Class IV Limited Partner, shall be reasonably acceptable to the New General Partner. In the absence of written notice to the contrary, the appointed representatives of any Partner on the USC Partners' Committee shall be conclusively presumed to be the duly appointed representatives of such Partner on such USC Partners' Committee. Except as set forth in Section 10.1 hereof, members of the USC Partners' Committee shall serve as such without compensation.

            (d) Any Person acting as a representative of the Existing General Partner on the USC Partners' Committee may be removed by the New General Partner for "cause" as such term is defined in Section 6.11 hereof. Any such removal shall be without prejudice to the right of the Existing General Partner to select a successor representative in accordance with Section 9.2(c) hereof.

            9.3 EXTRAORDINARY DECISIONS. The following actions involving the Partnership ("Extraordinary Decisions") may be taken only with the prior approval of the USC Partners' Committee:

                 (i) subject to Section 9.5 hereof, any sale of all or of a substantial portion of the operating assets of the Partnership on terms not contemplated or permitted by the Business Plan or by any agreement evidencing debt for borrowed money of the Partnership;

                (ii) any purchase by the Partnership of material assets on terms not contemplated or permitted by any agreement evidencing debt for borrowed money of the Partnership or the Business Plan;

               (iii) the incurrence of financial obligations or the making of any investments by the Partnership not contemplated or permitted by
            (a) any agreement evidencing debt for borrowed money of the Partnership or (b) Section 6.3(a)(iii) hereof;

                (iv) subject to Section 9.9 hereof, the undertaking by the USC Partners' Committee of any management function covered by the Management Agreement, the discharge of the Manager, the appointment of a successor manager, any amendment to the Management Agreement or the termination of the Management Agreement;

                 (v) any material amendment to the Business Plan, but only to the extent not contemplated or permitted by any agreement evidencing debt for borrowed money of the Partnership;

                      the admission to the Partnership of any new partner other
            than pursuant to Article 13 hereof;

             (vii) providing any General or Limited Partner with the authority to act on behalf of the Partnership, except as otherwise provided in this Agreement or the Management Agreement or required under applicable law; or

            (viii) subject to Section 9.5 hereof, any action by or on behalf of the Partnership or any of its Subsidiaries to commence or bring about, or to file or consent to the filing of any petition commencing or requesting, (a) appointment of a receiver, custodian, liquidator or trustee (or similar official) for the Partnership or any of its Subsidiaries or any substantial part of their respective assets, (b) any assignment by the Partnership or any of its Subsidiaries for the benefit of creditors, (c) any dissolution, liquidation or winding-up of the affairs of the Partnership or any of its Subsidiaries, (d) any case, proceeding or other relief involving the Partnership or any of its Subsidiaries or any substantial part of their respective assets under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law.

            9.4 LIMITATION ON AGENCY. (a) For so long as the Management Agreement shall be in effect and subject to the ultimate authority of the New General Partner to supervise the Manager, the Manager shall have exclusive authority to act for and to assume any obligation or responsibility on behalf of the Partnership except as (i) otherwise expressly provided in this Agreement and
(ii) expressly restricted by this Agreement or the Management Agreement, and, without the approval of the USC Partners' Committee, no General Partner or Limited Partner shall have any authority to act for, or to assume any obligation or responsibility on behalf of, another Partner or the Partnership (or to authorize any other Person to do so) except as otherwise expressly provided herein with respect to a particular General Partner or under the terms of the Management Agreement. Notwithstanding the previous sentence, whenever a decision made as to the Partnership or its affairs in accordance with the limitations set forth in this Agreement and the Management Agreement requires for its implementation the execution of documents or other action by a Partner of the Partnership in order to bind the

Partnership, the New General Partner shall have the exclusive authority to take action to bind the Partnership in accordance with such decision. Nothing in this Section 9.4 shall limit any consent or other rights granted to any Limited Partner under this Agreement.

            (b) Each General Partner agrees for the benefit of the Partnership and the other Partners not to take any action on behalf of the Partnership, except as otherwise expressly provided herein.

            (c) Notwithstanding anything in this Agreement to the contrary, GE Capital may lend money to and transact other business with the Partnership and, subject to applicable law, shall have the same rights and obligations with respect thereto (including, without limitation, pursuant to the USC Loan Documents) as a Person who is not a partner of the Partnership. If a Limited Partner is a lender, in exercising its rights as a lender, including in making its decision on whether to foreclose on property of the Partnership, such lender will have no duty to consider (i) its status as a partner of the Partnership,
(ii) the interests of the Partnership, or (iii) any duty (including fiduciary duties) it may have to any Partner or the Partnership.

            9.5  APPROVAL BY CERTAIN LIMITED PARTNERS.

            (a) Notwithstanding anything in this Agreement, without the prior written approval of the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner, none of the Partnership, any Partner acting on behalf of the Partnership or the Manager shall take any of the following actions in respect of the Partnership or any of its Subsidiaries: (x) other than in the ordinary course of business, any sale, transfer or other disposition (including by means of any transfer of stock or assets by merger or consolidation) of any material amount of assets of USC or any of its Subsidiaries (any such transaction is hereinafter referred to as a "Disposition")) or (y) any action described in Section 9.3(vii) hereof.

            (b) The Partnership will not (i) assign, transfer or otherwise dispose of its limited partnership interest in the Missouri Partnership, or
(ii), in its capacity as a limited partner of the Missouri Partnership, give its consent under Section 9.4, 10 or 15 of that certain Limited Partnership Agreement of the Missouri Partnership.

            (c) In exercising any approval or other rights granted to the Class III Limited Partner, the Class IV

Limited Partner and the Class V Limited Partner in this Agreement, the Act or any other agreement, such limited partner of the Partnership, shall be entitled to consider only such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or other Partners.

            9.6 LIABILITY OF THE GENERAL PARTNERS AND THE MEMBERS OF USC PARTNERS' COMMITTEE. (a) No General Partner shall be liable, in damages or otherwise, to the Partnership or any Partner for any act or failure to act on behalf of the Partnership by such General Partner, unless (i) such act or omission constituted fraudulent or willful misconduct (including an intentional breach of Section 9.1 or 9.8 of this Agreement or any breach of Section 9.1 or
9.8 of this Agreement arising out of the gross negligence of such General Partner), or (ii) such act or omission constituted a breach of any of the terms and conditions of this Agreement other than Sections 9.1 and 9.8 or an act outside the scope of the authority conferred on such General Partner by this Agreement, was performed or omitted in bad faith or constituted gross negligence or a violation of law, provided that, solely for purposes of this clause (ii), in the case of any act or failure to act with respect to any matter (A) responsibility for which has been delegated to the Manager pursuant to the Management Agreement and (B) for which the New General Partner may be deemed to be responsible pursuant to this Agreement and (C) which does not constitute an express obligation of the New General Partner pursuant to this Agreement, the New General Partner shall be liable only if the Manager would be liable to the Partnership pursuant to the Management Agreement if the Manager had so acted or failed to act. To the fullest extent permitted by law, each General Partner shall be indemnified by the Partnership against liability for any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) resulting from any threatened, pending or completed action, suit or proceeding naming as a defendant the Partnership or such General Partner resulting from or in connection with the discharge of its duties and responsibilities under this Agreement, unless such General Partner's actions or omissions were of any of the types referred to in clauses (i) or (ii) above.

            (b) No Person serving on the USC Partners' Committee from time to time shall be liable, in damages or otherwise, to the Partnership or any Partner for any act or failure to act on behalf of the Partnership by such Person, unless such act or omission constituted fraudulent or will-ful misconduct (including an act outside the scope of the authority conferred on such Person by this Agreement), was performed or omitted in bad faith or constituted gross negligence or a violation of law. To the fullest extent permitted by law, each Person serving on the USC Partners' Committee shall be indemnified by the Partnership against liability for any claim, demand, loss, damage, liability or expense (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable legal expenses) resulting from any threatened, pending or completed action, suit or proceeding naming as a defendant the Partnership or such Person serving on the USC Partners' Committee resulting from or in connection with the discharge of such Person's duties and responsibilities under this Agreement, provided such Person's actions were in good faith and did not constitute gross negligence, fraud, willful misconduct (including an act outside the scope of the authority conferred on such Person by this Agreement) or a violation of law.

            (c) It is expressly agreed that no Limited Partner will be required to make a Capital Contribution to the Partnership to satisfy any indemnification obligation of the Partnership. Notwithstanding the foregoing, nothing in Sections 9.6(a) or 9.6(b) shall provide for any exculpation or indemnification of V Cable or Newco with respect to any obligation it may have under the Supplemental Side Letter.

            9.7 INDEMNIFICATION. Any Person asserting a right to indemnification under Section 9.6 shall so notify the Partnership in writing.
If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the Partnership shall be entitled to assume the conduct of the defense or prosecution of such claim or demand in the name of indemnified Person, with counsel reasonably satisfactory to the indemnified Person, if the Partnership notifies the indemnified Person in writing of its intention to do so within twenty (20) days of the receipt of such notice by the Partnership, without prejudice, however, to the right of the indemnified Person to participate therein through counsel of the indemnified Person's own choosing, which participation shall be at the indemnified Person's sole expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the Partnership and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Person which is different from or additional to those available to the Partnership), in which case the Partnership shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the Partnership shall fail diligently to defend or prosecute such claim or demand within a reasonable time. Whether or not the Partnership chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The Partnership shall not settle or permit the settlement of any such third party claim or action without the prior written consent of the indemnified Person. Notwithstanding the foregoing, nothing in this Section 9.7 shall provide for any exculpation or indemnification of V Cable or Newco with respect to any obligation under the Supplemental Side Letter.

            9.8  REMOVAL OF MANAGER.

            (a) The Manager may be removed or discharged by the USC Partners' Committee as set forth in Section 9.3 only if the Partnership would then be entitled to terminate the Management Agreement in accordance with the terms thereof.

            (b) Upon the removal of the Manager in accordance with this Agreement and the Management Agreement, a new manager shall be appointed by the USC Partners' Committee as set forth in Section 9.2; PROVIDED, HOWEVER, that, until a successor manager has been appointed, the Partnership shall be managed by the New General Partner consistent with the provisions of the Management Agreement; and PROVIDED FURTHER that during such period the USC Partners' Committee shall direct the New General Partner in the management of the Partnership and the New General Partner shall act in accordance with such direction.

            9.9  CONTINGENT AUTHORITY OF EXISTING GENERAL PARTNER.

         (a) Notwithstanding anything in this Agreement to the contrary, if an Event of Default occurs under Section 9.1(m)(i) of the V Cable Loan Agreement with respect to the Management Agreement and such default is not waived by GE Capital, then the Existing General Partner, upon receipt of notice of such default from GE Capital which declares such default to be a "material management default," shall have the authority to terminate the Management Agreement on behalf of the Partnership.

            (b) In the event that (x) the Management Agreement is terminated in accordance with the terms thereof or

(y) the New General Partner withdraws or resigns as general partner of the Partnership, liquidates or is subject to a Bankruptcy or any other event has occurred that would cause the New General Partner to cease to be a general partner of the Partnership, then, without any further action by the Partnership or the Partners, each of the duties expressly conferred upon the New General Partner by this Agreement (including those duties conferred upon the New General Partner in its capacity as Tax Matters Partner) shall devolve upon the Existing General Partner MUTATIS MUTANDIS.

            9.10 OTHER CABLE TELEVISION SYSTEMS. It is understood that, subject to the provisions of the Non-Competition Agreement, Cablevision and its Affiliates (including V Cable) may possess interests in and operate other cable television systems whether or not currently so engaged, which activities may include (without limitation) the acquisition, construction, management, operation and sale of cable television systems and the creation and distribution of programming therefor, and may generally have other business interests and engage in other business activities in direct competition with the Partnership, for their own account and for the account of others, and neither the Partnership nor any of its partners shall have any rights in or to such independent ventures, businesses or activities or the income or profits derived therefrom; provided, that nothing in this sentence shall be construed to permit CSC or any of its Affiliates to own or possess any interest or engage in any activity in violation of the Non-Competition Agreement, as the same may be amended from time to time. It is also understood that, except as set forth in Section 6.1 of the Management Agreement, there is no obligation on the part of Cablevision and its Affiliates (including V Cable) to offer or provide any interest in such independent ventures, businesses or activities or any of their own business opportunities to the Partnership, or any of its Subsidiaries or any of its partners.

            9.11 EXEMPT LIMITED PARTNERS. It is the express purpose and intent of the Partners that each Exempt Limited Partner shall be sufficiently insulated from, and uninvolved in, the media-related activities of the Partnership so as to be non-attributable pursuant to (and within the meaning of) the FCC Regulations. Accordingly, the following provisions shall be read and interpreted with reference to all applicable FCC rules, orders or interpretations from time to time in effect, and shall apply notwithstanding anything to the contrary contained in this Agreement:

     No Exempt Limited Partner may act as an employee of the Limited Partnership if said employee's functions, directly or indirectly, relate to the media enterprises of the Partnership;

     No Exempt Limited Partner may serve, in any material capacity, as an independent contractor or agent with respect to the Partnership's media enterprises;

     No Exempt Limited Partner may communicate with the licensee of the Partnership's media enterprises or any of the General Partners on matters pertaining to the day-to-day operations of the Partnership's media-related business;

     The New General Partner (or, if the New General Partner shall cease to be a general partner of the Partnership, the Existing General Partner) may veto any admissions of additional General Partners admitted by vote of the Exempt Limited Partners;

     No Exempt Limited Partner may vote on the removal of a General Partner as a general partner of the Partnership except in situations where such General Partner is subject to bankruptcy proceedings, as described in Sections 402 (4)-(5) of the Delaware Revised Uniform Limited Partnership Act, is adjudicated incompetent by a court of competent jurisdiction, or is removed for cause, as determined by an independent party;

     No Exempt Limited Partner may perform any services for the Partnership materially relating to its media activities, with the exception of making loans to, or acting as a surety for, its businesses; and

     Exempt Limited Partners are prohibited from becoming actively involved in the management or operation of the media businesses of the Partnership.

An Exempt Limited Partner may, upon prior written notice to the General Partners and each other Limited Partner, elect to cease to be deemed an "Exempt Limited Partner" (and, if applicable FCC Regulations so provide, such Limited Partner shall thereupon become an attributable Limited Partner), in which case the prohibitions of this Section 9.11 shall cease to apply to such Limited Partner. Upon such election, (i) Schedule C hereto shall be appropriately amended to delete such Limited Partner therefrom and (ii) the New General Partner shall take such steps (if any) as may be necessary to comply with then-current FCC Regulations in a prompt and timely fashion, including the filing of any required notices and/or applications, and the Limited Partner that makes the election shall cooperate with the New General Partner in that regard.

In addition, if any Exempt Limited Partner shall furnish to the Partnership an opinion of counsel that any of the prohibitions or other limitations set forth in this Section 9.11 (or elsewhere in this Agreement with respect to Exempt Limited Partners) are no longer necessary in order for such Exempt Limited Partner to maintain its non-attributable status, then (1) such limitations shall, with respect to such Limited Partner, automatically be null and void and of no further force and effect, and shall not thereafter apply in any context to such Limited Partner or (2) to the extent that such opinion states that a modified form of prohibition or limitation would be sufficient to retain such partner's non-attributable status (and specifies such modified limitations), such limitations shall be automatically modified to be consistent with such opinion.

Each Exempt Limited Partner further agrees that it will not exercise its right, pursuant to the GE Capital Option, to remove the New General Partner unless such Exempt Limited Partner has either (i) theretofore exercised its right to cease to be an "Exempt Limited Partner" as provided above or (ii) furnished the Partnership with an opinion of counsel that the exercise of such right will not cause such Limited Partner to become an attributed Limited Partner.


                                   ARTICLE 10

                                  COMPENSATION

            10.1 COMPENSATION TO POMPADUR REPRESENTATIVE. The Partnership will pay to the Pompadur Representative

$50,000 per annum (payable in quarterly installments in arrears) in consideration of the Pompadur Representative's services on the USC Partners' Committee plus all reasonable out-of-pocket expenses incurred by the Pompadur Representative in connection with the performance of its services as a member of
the USC Partners' Committee.   Notwithstanding anything to the contrary in this
Agreement, the right of the Pompadur Representative to receive the compensation set forth in the immediately preceding sentence shall forthwith terminate simultaneously with (A) the removal of the Pompadur Representative from service on the USC Partners' Committee in accordance with Section 9.2(d) hereof or (B) the voluntary resignation for any reason of the Pompadur Representative from service on the USC Partners' Committee.

            10.2  COMPENSATION RESTRICTED.  Except for the payments set forth in
Section 10.1 above, payments made pursuant to the Management Agreement, payments made pursuant to Sections 9.6 and 9.7 hereof, and the right to be reimbursed in accordance with Section 12.4.3(b) hereof, neither the General Partners nor their respective Affiliates shall receive any other compensation or reimbursement of expenses from the Partnership for services as General Partners.


                                   ARTICLE 11

                             [Intentionally Omitted]


                                   ARTICLE 12

                  ACCOUNTING, ACCOUNTS, RETURNS AND TAX MATTERS

            12.1 BOOKS. The New General Partner shall maintain, or cause to be maintained at the Partnership's expense, complete and accurate books of account of the Partnership's affairs at the Partnership's principal place of business, including a list of the names and addresses of all Partners and the Partnership Interests held by each Partner. The books of account of the Partnership shall be kept on the accrual basis of accounting in accordance with generally accepted accounting practices applied in a consistent manner. Each Partner shall have the right to inspect and copy the Partnership's books and records (including the list of the names and addresses of Partners) at any reasonable time upon advance request to the New General Partner. Notwithstanding anything in the Act (including Section 17-305(b) of the Act) or this Agreement to the contrary, the General Partners shall not have the right to keep confidential from the Class III Limited Partner, the Class IV Limited Partner or the Class V Limited Partner, any information concerning the Partnership.

            12.2 REPORTS. The books of account shall be closed promptly after the end of each Partnership Year. The independent public accountants of the Partnership shall initially be KPMG Peat Marwick; PROVIDED, HOWEVER, that in the event that such firm shall be unable or unwilling to so act, the New General Partner may select another nationally recognized "Big 6" accounting firm (other than a firm that is utilized by Cablevision) to act as the independent public accountants of the Partnership. The books and records of the Partnership shall be audited by the independent public accountants as of the end of each Partnership Year and audited financial statements (which shall include a statement of profits and losses and cash flows for the year ended and a balance sheet as of the close of the Partnership Year) prepared in accordance with generally accepted accounting principles shall be distributed to the Partners within ninety (90) days of the end of each Partnership Year.

            12.3 FILING OF TAX RETURNS AND TAX REPORTS TO CURRENT AND FORMER PARTNERS. (a) The New General Partner shall cause the independent public accountants of the Partnership, selected pursuant to Section 12.2 hereof, to, at the expense of the Partnership, prepare and timely file a federal information tax return in compliance with section 6031 of the Code and any required state and local income tax and information returns for each Partnership Year. Notwithstanding the preceding sentence, in order to preserve and protect the financial investments of such partners (and avoid self-dealing by the New General Partner), no Partnership income tax or information return and no income tax or information return of any entity owned or controlled by the Partnership (including the Missouri Partnership) shall be filed with the Internal Revenue Service or any state and local tax authority unless, at least 30 days prior to the time for the filing of any such returns, including any extension of time for filing (but in no event later then three and a half months after the end of each Partnership Year), such returns have been submitted to the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner for review and approval and the New General Partner, the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner have consented to the filing of such returns. The New General Partner, at the Partnership's expense, shall cause the independent public accountants, selected pursuant to Section

12.2 hereof, to prepare any reports or analyses with respect to the return requested by any Partner.

            (b) Within ninety (90) days of the end of each Partnership Year, the Partnership shall prepare and mail, or cause its independent public accountants, selected pursuant to Section 12.2 hereof, to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or his or its legal representatives), a report setting forth in sufficient detail such information as is required to be furnished to such Partners by law (E.G., Section 6031(b) of the Code and the regulations thereunder) which shall enable such Partners or former Partners (or his, its or their legal representatives) to prepare their respective federal and state and local income tax or information returns in accordance with the laws, rules and regulations then prevailing.

            12.4.1 ELECTIONS. To the extent that the Partnership may be or is required, to make elections for federal, state or local income tax purposes, and to the extent that Partners may be or are required to make elections concerning the business and properties of the Partnership and those elections may not be made in different ways by different Partners, the elections shall be made by the New General Partner, with the prior written consent of the Class IV Limited Partner (in order to preserve and protect the financial investments of each partner and avoid self-dealing by the New General Partner). The Partners shall be required to treat a Partnership item for any taxable year on their federal, state or local income tax returns in a manner that is consistent with the treatment of the Partnership item on the Partnership federal, state or local income tax return with respect to such year.

            12.4.2 CHANGE OF PARTNERS' INTERESTS. If there is a change in the Percentage Interests of the Partners during a Partnership Year, the New General Partner may elect, subject to the prior written consent of the Class IV Limited Partner, to adopt either (1) the interim closing of the books method, whereby the portion of the Partnership Year beginning with the first day of the Partnership Year (or the first day following an earlier change during that year) and ending with the date of the change shall be treated as if it were a separate Partnership Year and the Partnership's Net Income or Net Loss for the entire Partnership Year (excluding any net gains or losses from dispositions of Partnership property) shall be allocated to the separate Partnership Years in proportion to the number of days in each; and the Partnership's net gains and losses from dispositions of Partnership property shall be allocated to the separate Partnership Years in which the dispositions were consummated; or (2) the pro rata method, whereby the Partnership's Net Income or Net Loss (including any net gains or losses from dispositions of Partnership property) shall be prorated among the Partners according to some reasonable method, previously consented to by the Class IV Limited Partner, which reflects the portion of the Partnership Year for which the Partner was a partner of the Partnership.

            12.4.3 TAX MATTERS PARTNER. (a) The New General Partner shall be the "tax matters partner" (as such term is defined in Section 6231(a)(7) of the Code or under any corresponding provisions of state or local law) for the Partnership.

            (b) The Tax Matters Partner shall exercise the duties and responsibilities provided in Subchapter C of Chapter 63 of the Code and this Agreement. Notwithstanding the previous sentence, the Tax Matters Partner, unless otherwise required by law, (i) shall not take any action pursuant to this
Section 12.4.3 unless such action has been consented to by the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner and (ii) in its capacity as Tax Matters Partner, shall perform all such duties and responsibilities as directed by the Class IV Limited Partner; PROVIDED, HOWEVER, that in the event the Tax Matters Partner is required to give its approval or consent in its capacity as the New General Partner with respect to a matter under this Agreement, the Tax Matters Partner shall not be subject to clauses
(i) and (ii) of this sentence in the giving or withholding of such approval or consent. The Tax Matters Partner shall be reimbursed by the Partnership for reasonable expenses incurred as a result of acting in that capacity, including fees of outside counsel and public accountants.

            (c) The Tax Matters Partner shall keep each Partner informed of all administrative and judicial proceedings for the adjustment at the Partnership level of Partnership items, and shall provide the Class IV Limited Partner and any other Partners copies of any notices or communications received from the Internal Revenue Service or any state or local tax authority. The other Partners shall promptly provide to the Tax Matters Partner copies of all correspondence to or from, or summaries of any other communications with, the Internal Revenue Service or any state or local tax authority regarding any aspect of the Partnership and Partnership items.

            (d) The Tax Matters Partner shall be responsible for all negotiations on behalf of the Partnership with the Internal Revenue Service or the Departments of the Treasury or Justice or any state or local tax authority with respect to the income tax treatment of Partnership items, and shall provide the Class IV Limited Partner the opportunity to participate, at its expense, in any such negotiations. Moreover, the Tax Matters Partner shall not bind the Class III Limited Partner, the Class IV Limited Partner, the Class V Limited Partner or any other Partner to a settlement agreement unless that Partner has given its written consent to such agreement. In addition, the New General Partner or Tax Matters Partner (whichever may have the authority) shall not agree to any settlement of any examination or audit of any entity in which the Partnership owns an interest without the consent of the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner.

            (e) The Tax Matters Partner shall not file a (i) request for an administrative adjustment of any Partnership item under Section 6227(b) of the Code, (ii) petition for readjustment of Partnership items under Section 6226(a) of the Code, or (iii) petition for an adjustment with respect to Partnership items under Section 6226(a) of the Code without first receiving the written approval of the Class IV Limited Partner and notifying all other Partners of the intended action (including the proposed treatment of the Partnership item(s) and the proposed court, if applicable). No Partner shall file a (1) request for an administrative adjustment of Partnership items under Section 6227(a) of the Code, (2) petition for readjustment of Partnership items under Section 6226(b) of the Code, or (3) civil action for refund under Section 6228(b)(2) of the Code without first giving reasonable advance notice of the intended action (including the proposed treatment of the Partnership item(s) and the proposed court, if applicable) to the New General Partner, the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner, and no Partner shall appear before a court in connection with any of the foregoing actions or file a request for an administrative adjustment of Partnership items under Section 6227(a) of the Code without first receiving written approval of the New General Partner, the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner.

            (f) The Tax Matters Partner has an obligation to perform its duties as Tax Matters Partner in such a manner as will give effect to the terms of this Agreement and will best serve the interests of the Partnership and the respective interests of all the Partners, including the Tax Matters Partner. Notwithstanding the foregoing, the Tax

Matters Partner shall not be liable to the Partnership, any Partner or any third party, for any action taken or omitted to be taken by the Tax Matters Partner in reliance on (i) an express provision of this Agreement, (ii) the instructions of the Class IV Limited Partner or (iii) the advice of the Partnership's independent public accountants selected pursuant to Section 12.2 hereof or the opinion of tax counsel of recognized standing, in each case that such action or omission to act is required by law or the provisions of this Agreement.

            (g) The provisions of this Section regarding the Tax Matters Partner shall survive the termination of this Agreement or the termination of any Partner's interest under this Agreement and shall remain binding on the Partners for a period of time necessary to resolve with the Internal Revenue Service or any state or local tax authority all matters regarding the taxation of the Partnership. The terms used in this Section 12.4.1 through 12.4.3 shall have the meaning accorded them in Sections 6221 through 6232 of the Code.


                                   ARTICLE 13

                                    TRANSFERS

            13.1  GENERAL PARTNERS.

            (a) Except as otherwise expressly permitted in Section 13.10 hereof and as provided in the Partnership Interests Redemption Agreement, none of the General Partners shall resign, withdraw from the Partnership, liquidate, take any action that would constitute an event of Bankruptcy or any other event that would cause such General Partner to cease to be a general partner of the Partnership, or assign, transfer or otherwise dispose of any of its interest as a general partner of the Partnership.

            (b) For purposes of this Section 13.1, if Cablevision, V Cable or any of their respective Subsidiaries proposes to enter into any transaction or series of transactions whereby V Cable GP, Inc. would cease to be a directly or indirectly wholly-owned Subsidiary of Cablevision and V Cable, such transaction or series of transactions, unless consented to (to the extent permitted by applicable law) by the Class IV Limited Partner, shall be deemed to be an assignment of V Cable GP, Inc.'s Partnership Interest and shall be subject to the provisions of this Section 13.1. For purposes of this Section 13.1, a Change in Control shall be deemed to be an assignment of the

Existing General Partner's Partnership Interest and shall be subject to the provisions of this Section 13.1.

            (c) Any other provision of this Agreement to the contrary notwithstanding, if any General Partner resigns or withdraws from the Partnership in violation of this Agreement or takes any action of the type described in Section 9.3(vii) hereof with respect to itself, or any other event occurs that would cause a General Partner to cease to be a general partner of the Partnership, then such General Partner or former General Partner shall not in respect of such resignation, withdrawal, action or event be entitled to the return of, or any payment in respect of, its Capital Contribution, and shall not be entitled to continue to participate in any profits, income or gain of the Partnership accruing after the date of such resignation, withdrawal, action or event or have any other rights and powers of a general partner hereunder and shall not be entitled to any distribution which exceeds the positive balance, if any, of the balance of its Capital Account as of the end of the month in which such resignation, withdrawal, action or event took place (based on an unaudited interim closing of the Partnership's books as of the end of such month), except that such General Partner or former General Partner and its Capital Account shall be subject to continuing losses of the Partnership. Such payment shall be made at the time as such amount would have been distributed (subject to the preceding sentence) if the General Partner resigning, withdrawing or taking such action or as to which such an event has occurred had remained as a General Partner in the Partnership. Upon any such resignation or withdrawal from the Partnership of a General Partner in violation of this Agreement or other event that would cause a General Partner to cease to be a general partner of the Partnership, other than in each case with respect to the sole remaining general partner of the Partnership, the interest of such General Partner shall for all purposes of this Agreement automatically be converted into a limited partner interest and such General Partner shall remain a limited partner of the Partnership until such time as such General Partner would have been able to resign or withdraw from the Partnership without violation of this Agreement. In the event of such resignation or withdrawal by the then sole remaining General Partner or the taking of any action by the sole remaining General Partner of the type described in Section 9.3(vii) as to itself, the Partnership shall be dissolved unless the Partners elect to carry on the business of the Partnership by election of one or more substitute general partners as provided in Section
14.1 hereof. If such resigning or withdrawing General Partner is the Existing General Partner and the Existing General Partner is the then sole remaining General Partner, any substitute general partner elected in accordance with the immediately preceding sentence shall acquire a 1% Percentage Interest. Upon the payment of a Capital Contribution by any such substitute general partner to the Partnership of an amount equal to the fair market value of the interest in the Partnership received by it (which shall be determined by the Class IV Limited Partner) or upon the acquisition from one or more other Partners of at least a 1% Percentage Interest, the written agreement of the substitute general partner to be bound by the terms of this Agreement and the admission of the substitute general partner as a general partner of the Partnership, the Existing General Partner shall cease to be a general partner of the Partnership and the substitute general partner shall thereafter serve as a general partner of the Partnership subject to all of the terms, conditions and liabilities to which the Existing General Partner was then subject. In no event shall a substitute general partner have any greater rights in the Partnership than the former Existing General Partner. Except with respect to a sale of the Existing General Partner's Interest to the substitute general partner, upon the admission of a substitute general partner as a replacement for the Existing General Partner, the Existing General Partner's Partnership Interest shall for all purposes of this Agreement automatically be converted into a limited partner interest. Notwithstanding anything in this paragraph (c) to the contrary, upon any foreclosure pursuant to the G.P. and L.P. Non-Recourse Guarantee and Pledge Agreement (as defined in the USC Loan Documents), GE Capital or any Person designated by GE Capital may, to the extent not prohibited by applicable law, become a substitute general partner, which shall then hold the Existing General Partner's Partnership Interest previously held by the Existing General Partner prior to the conversion of such interest into a limited partner interest pursuant to this Section 13.1(c). Nothing in this Section 13.1(c) shall limit any other remedies available to the Partnership or any Partner in connection with any breach of this Agreement.

            (d) No General Partner may pledge, mortgage or otherwise encumber or grant any security interest or lien in or against all or any portion of his or its Interest except for a pledge to GE Capital or any other lender or assignee under the USC Loan Documents of his or its Partnership Interest or right to receive distributions (including liquidating distributions) from the Partnership.

            (e) The Class I Partners have entered into this Agreement in reliance upon the duties of loyalty, trust and confidence which the Class II General Partner will undertake as a general partner entitled to designate members of the USC Partners' Committee. The Class II General Partner accepts this relationship of loyalty, trust and confidence the Class I Partners have placed in the Class II General Partner under this Agreement. Accordingly, the Class II General Partner agrees that the Class I Partners shall not be required to accept performance (including the designation of members of the USC Partners' Committee) under this Agreement from the Class II General Partner if there occurs a Change in Control of the Class II General Partner, including, without limitation, an event of Bankruptcy of the Class II General Partner (including, without limitation, instances where the Class II General Partner becomes a debtor in possession under the Bankruptcy Code, or any trustee is appointed for the Class II General Partner under the Bankruptcy Code). If any such event occurs, unless the Class II General Partner is then the sole remaining general partner of the Partnership, the interest of the Class II General Partner shall for all purposes of this Agreement automatically be converted into a limited partner interest (on the same terms as provided for in Section 13.1(c) above) for all purposes under this Agreement.

            13.2  TRANSFER OF LIMITED PARTNER'S INTEREST.

            (a) Except as expressly permitted by this Section 13.2 and as provided in the Partnership Interests Redemption Agreement, no Limited Partner may sell, transfer, assign, pledge, mortgage, bequeath or otherwise dispose of or encumber or grant any security interest or lien in or against (each, a "Transfer") all or any portion of his or its Interest; PROVIDED, HOWEVER, that each of the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner and their respective assignees may transfer their respective interests to a Subsidiary of General Electric Company that consents in writing in form reasonably satisfactory to the New General Partner to be bound by the terms of this Agreement, including without limitation, the agreements contained in Article 15, as if it were the assignor.

            (b)  Notwithstanding the provisions of Section 13.2(a):

                 (i) any Original Limited Partner may Transfer any part of his or its Partnership Interest to any other Original Limited Partner to the extent permitted by the USC Loan Documents;

                (ii) any Original Limited Partner who is a natural Person may Transfer any part of his

     Partnership Interest to any of his parents, spouse, children or siblings or to a trustee or trustees of a trust for the benefit of one or more of them or their issue to the extent permitted by the USC Loan Documents;

               (iii) any Original Limited Partner that is a trust may Transfer any part of its Partnership Interest to the beneficiary or beneficiaries of that trust, to the issue or a sibling of that beneficiary, or to a trust that has the same classes of beneficiaries as the transferor trust to the extent permitted by the USC Loan Documents;

                (iv) any Partner may at any time make a pledge to GE Capital of his or its Partnership Interest or right to receive distributions (including liquidating distributions) from the Partnership;

                 (v) the Class III Limited Partner and any transferee thereof may Transfer its Class III Partnership Interest without restriction;

                (vi) at any time after the sale of all or substantially all of the assets of the Partnership the Class IV Limited Partner and any transferee thereof may Transfer its Class IV Partnership Interest without restriction; and

               (vii) the Class V Limited Partner and any transferee thereof may Transfer its Class V Partnership Interest without restriction.

PROVIDED, HOWEVER, that as part of any Transfer made pursuant to this Section 13.2(b), no Original Limited Partner may assign his or its right to any distribution pursuant to Section 7.2(h) of this Agreement; and PROVIDED, FURTHER, that no Transfer permitted by this Section 13.2(b) shall be effective for any purpose unless:

                 (i) the transferee consents in writing in form reasonably satisfactory to the New General Partner to be bound by the terms of this Agreement, including without limitation, the agreements contained in Article 15, as if it were the assignor;

                (ii) the New General Partner consents in writing to the Transfer, which consent shall be given unless such assignment would, in the discretion of the New General Partner, jeopardize the status of the Partnership as a partnership for federal income tax purposes, or would violate, or cause the Partnership to violate, any applicable law or governmental rule or regulation;

               (iii) if reasonably requested by the New General Partner or the Class IV Limited Partner, an opinion from counsel to the transferee (which counsel and opinion shall be satisfactory to the New General Partner or the Class IV Limited Partner, as the case may be) is furnished to the Partnership stating that, in the opinion of said counsel, such Transfer would not jeopardize the status of the Partnership as a partnership for federal income tax purposes, cause a termination of the Partnership for purposes of the then applicable provisions of the Code or violate, or cause the Partnership to violate, any applicable law or governmental rule or regulation.

By executing this Agreement, each Limited Partner shall be deemed to have consented to any assignment of a Limited Partner Interest consented to by the New General Partner. Notwithstanding the provisions of this Section 13.2, no transferee of any Limited Partner Interest shall become a limited partner of the Partnership except as and to the extent provided in Section 13.6 hereof.

            (c) Except for the transactions contemplated by the Partnership Interests Redemption Agreement, if General Electric Company or any of its Subsidiaries proposes to enter into any transaction or series of transactions whereby any Subsidiary of General Electric Company that holds a Class III Limited Partnership Interest, a Class IV Limited Partnership Interest or a
Class V Limited Partnership Interest (as the case may be) would cease to be a Subsidiary of General Electric Company, such transaction or series of transactions shall be deemed to be a Transfer of such Class III Limited Partnership Interest, Class IV Limited Partnership Interest or Class V Limited Partnership Interest (as the case may be) and shall be subject to the provisions of this Section 13.2. If Cablevision or any of its Subsidiaries proposes to enter into any transaction or series of transactions whereby V Cable would cease to be a directly or indirectly wholly-owned Subsidiary of Cablevision, such transaction or series of transactions shall be deemed to be a Transfer of V Cable's Class I Limited Partnership Interest and Class VI Limited Partnership Interest.

            (d) Each Limited Partner agrees, upon request of the New General Partner, to execute such certificates or other documents and perform such acts as the New General Partner reasonably deems appropriate to preserve the status of the Partnership as a limited partnership after the completion of any Transfer of an Interest under the laws of the jurisdiction in which the Partnership is conducting its operations. For purposes of this Section 13.2, any transfer of an Interest, whether voluntary or by operation of law, shall be considered a Transfer.

            (e) Each assigning Limited Partner agrees to pay, prior to the time the New General Partner consents to a Transfer of its Interest, all expenses, including attorneys' fees, incurred by the Partnership in connection with such Transfer.

            13.3 TRANSFEREE'S RIGHTS. Any purported Transfer of an Interest or rights attributable to an Interest which is not in compliance with this Agreement is hereby declared to be null and void and of no force and effect whatsoever. A permitted transferee of any Interest shall be entitled to receive distributions of cash or other property from the Partnership and to receive allocations of the income, gains, credits, deductions, profits and losses of the Partnership attributable to such Interest after the effective date of the Transfer, but shall not be entitled to exercise any other of the rights of a limited partner against the Partnership or any Partner, unless such transferee shall become a limited partner of the Partnership in accordance with Section
13.6. The "effective date" of a Transfer of an Interest in the Partnership under the provisions of this Section 13.3, except as otherwise consented to by the New General Partner, shall be the first day of the next month, following receipt by the New General Partner of written notice of Transfer and fulfillment of all conditions precedent to such Transfer provided for in this Agreement.

            13.4 ALLOCATIONS AND DISTRIBUTIONS SUBSEQUENT TO TRANSFER. All profits and losses of the Partnership attributable to any Interest transferred by reason of a Transfer and any distributions made with respect thereto shall be allocated (a) in respect of the portion of the Partnership Year ending on the effective date of the Transfer, to the transferor and (b) in respect of subsequent periods, to the transferee.

            13.5 SATISFACTORY WRITTEN TRANSFER REQUIRED. Anything herein to the contrary notwithstanding, the Partnership, the General Partners and the Manager shall be entitled to treat the transferor of an Interest in the

Partnership as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a written Transfer that conforms to the requirements of this Article 13 has been received by and recorded on the books of the Partnership and the transferee has complied with the requirements of Section 13.2(a)(i).

            13.6 SUBSTITUTED LIMITED PARTNER. Notwithstanding anything in this Agreement to the contrary, in addition to the requirements of Section 13.2(a), the transferee of any limited partner interest in the Partnership shall not become a substituted limited partner in place of its transferor without the written consent of the New General Partner, which consent may be granted or withheld in the sole and absolute discretion of the New General Partner and in any event will not be given effect unless all of the following conditions are satisfied:

            (a) a duly executed and acknowledged written instrument of Transfer, being either a certificate evidencing the Interest in the Partnership owned by the transferor prior to such Transfer or some other instrument approved by the New General Partner, is filed with the Partnership setting forth the intention of the transferor that the transferee become a substituted limited partner in its place;

            (b) the transferee agrees in writing to be bound by the terms of this Agreement and such transferee (other than a transferee of the Class III Limited Partnership Interest, the Class IV Limited Partnership Interest or the Class V Limited Partnership Interest) executes an irrevocable Power of Attorney, satisfactory to the New General Partner, appointing the New General Partner as the transferee's lawful attorney-in-fact for the purposes specified in Article 15;

            (c) the transferor and transferee execute and acknowledge such other instruments, in form and substance reasonably satisfactory to the New General Partner, as the New General Partner may deem necessary or desirable to effect such substitution;

            (d) prior to the substitution, the transferring Limited Partner pays all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with such Transfer and substitution; and

            (e) if requested by the New General Partner, an opinion from counsel to the transferee (which opinion shall be satisfactory to the New General Partner) is furnished to the Partnership stating that, in the opinion of said counsel, such substitution would not jeopardize the status of the Partnership as a partnership for federal income tax purposes, or cause a termination of the Partnership for the purposes of the then-applicable provisions of the Code, or violate, or cause the Partnership to violate, any applicable law or governmental rule or regulation.

            By executing this Agreement, each Limited Partner shall be deemed to have consented to any substitution of a transferee in the place and stead of a transferring Limited Partner permitted by the New General Partner and, if required by Section 13.6 hereof, the Class IV Limited Partner.

            13.7 SUBSTITUTION REQUIRED FOR VOTE. Unless and until a transferee of an Interest becomes a substituted Limited Partner, such transferee shall not be entitled to exercise or withhold any vote or consent with respect to such Interest.

            13.8 EFFECTIVE DATE; SCHEDULE A. The effective date of a substitution shall be the first day of the next month following receipt by the New General Partner of the instrument of assignment effecting substitution and fulfillment of all conditions precedent to such substitution provided for in this Agreement. Schedule A hereto shall be automatically amended upon the effective date of each such substitution to reflect such substitution.

            13.9 DEATH, BANKRUPTCY, DISSOLUTION OR INCAPACITY OF A LIMITED PARTNER. The death, Bankruptcy, dissolution or adjudicated incompetency of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, to receive distributions and to assign its Interest pursuant to Section 13.2(a) or cause the substitution of a substitute limited partner pursuant to
Section 13.6 shall, on the happening of such an event, devolve on its successor, executor, administrator, guardian, conservator or other legal representative for the purpose of settling its estate or administering its property, or in the event of the death of one whose interest is held in joint tenancy, pass to the surviving joint tenant, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. Such successor or Personal representative, however, shall become a substituted limited partner only as provided in Section 13.6 with respect to an assignee of a Limited Partner's Interest. The successor or estate of the Limited Partner shall be liable for all the obligations of the deceased, bankrupt, dissolved or incapacitated Limited Partner.

            13.10 OPTION ON THE CLASS II PARTNERSHIP INTERESTS. Subject to the provisions of Section 9.11 of this Agreement, the Class IV Limited Partner or its designee, which designee shall be either (i) a direct or indirect Subsidiary of General Electric Company, or (ii) satisfactory to the New General Partner in its sole discretion, shall have the option, exercisable at any time upon not less than five (5) business days' notice to the Class II Partners, to purchase from the Class II Partners all of the Class II Partnership Interests for an aggregate of $4 million in cash LESS any amounts previously received by the Class II Partners pursuant to Sections 6.11 and 7.2(b) hereof, such amount to be allocated among the Class II Partners in accordance with their relative Percentage Interests; PROVIDED, however, that as long as the Partnership shall not have defaulted under the Partnership Interests Redemption Agreement or such agreement has not terminated, the Class IV Limited Partners agree not to exercise or transfer to any person (other than the New General Partner or an affiliate thereof) the option granted pursuant to this Section 13.10.

     13.11  RIGHTS SUBSEQUENT TO TRANSFER OF INTERESTS

     Upon the Transfer of any Partner's Interest or Interests, as the case may be, all of such Partner's rights under this Agreement, except for those rights held by a former Partner with respect to the time such person was a partner, shall be extinguished.


                                   ARTICLE 14

                                   DISSOLUTION

            14.1  EVENTS OF DISSOLUTION.

            (a) The Partnership shall continue until December 31, 2030. Notwithstanding the foregoing, the Partnership shall be dissolved upon the earliest to occur of the following events:

                 (i) the removal, withdrawal, resignation, liquidation, event of Bankruptcy or any other event that causes a General Partner to cease to be a general partner of the Partnership (an "Event of Withdrawal") of any General Partner (subject to the right to continue the Partnership pursuant to the second proviso below);

                (ii) the Partnership's operations terminate and the Partnership sells, exchanges or otherwise disposes of all or substantially all of its assets, which shall cause an immediate dissolution of the Partnership; or

               (iii) the New General Partner and the Class IV Limited Partner elect to dissolve the Partnership;

PROVIDED, HOWEVER, that upon the occurrence of an Event of Withdrawal, the Partnership shall not be dissolved if (i) at the time of such Event of Withdrawal there is at least one remaining General Partner who agrees to carry on the business of the Partnership (and such remaining General Partner is hereby authorized to carry on the business of the Partnership upon such an Event of Withdrawal), or (ii) within ninety (90) days after such Event of Withdrawal all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Event of Withdrawal, of one or more general partners of the Partnership.

            (b) In the event of the continuation of the Partnership as provided in this Section 14.1, the successor general partner(s) will exercise the rights, powers and obligations hereunder of the Former General Partner (excluding, however, any obligations of the Former General Partner to the Partners occasioned by any breach or other violation by the Former General Partner of the terms of this Agreement or by the Former General Partner's resignation or withdrawal as general partner in violation of this Agreement), and shall have such interest in the profits, losses and distributions of the Partnership as shall be agreed upon by the successor general partner(s) and the Class III Limited Partner, the Class IV Limited Partner and the Class V Limited Partner upon the execution by such successor general partner(s) of a written acceptance of this Agreement.

            14.2 FINAL ACCOUNTING. Upon the dissolution of the Partnership and the failure to continue the Partnership as provided in Section 14.1, a proper accounting shall be made by the Partnership's independent public accountants from the date of the last previous accounting to the date of dissolution.

            14.3 LIQUIDATION AND DISTRIBUTION OF ASSETS. Upon the dissolution of the Partnership, the Class I General

Partner or a liquidating trustee appointed by the Class I General Partner, with the approval (subject to the provisions of Section 9.11 of this Agreement) of the Class IV Limited Partner, shall proceed to sell or liquidate the Partnership's assets within a reasonable time and, after paying or making reasonable provision for all liabilities (including contingent, conditional or unmatured liabilities known to the Partnership) to creditors, including Partners who are creditors, of the Partnership, shall distribute the Partnership's cash and other assets among the Partners in accordance with the provisions of this
Section 14.3.

            14.3.1 The proceeds derived from the sale or liquidation of the Partnership's assets, together with any assets to be distributed in kind, shall be distributed to the Partners in the amounts and order of priority set forth in
Section 7.2 hereof; PROVIDED, HOWEVER, that no Partner shall receive a distribution of an amount which exceeds its positive Capital Account balance (determined as provided below). If a Partner would be entitled to receive a distribution which exceeds its positive Capital Account balance, such excess amount shall instead be distributed (i) first, to Partners whose Capital Accounts shall have positive balances (after taking into account all other distributions to be made under this Section 14.3.1 and Section 14.3.2), in the proportions thereof, until such positive balances shall have been eliminated; and (ii) the balance, if any, in accordance with the Partners' respective Percentage Interests.

            14.3.2 For purposes of this Section 14.3, (a) Net Income and Net Loss shall include, in the case of assets distributed in kind, the gain or loss that would have been recognized by the Partnership if such assets were sold at their fair market value in a fully taxable transaction, and (b) the Partners' Capital Accounts shall be determined after making all allocations of Net Income or Net Loss, and all special allocations required pursuant to Article 8 hereof, for the year ending with the liquidation of the Partnership and after taking into account all Capital Contributions or other distributions made, or otherwise required to be made, for such year.

            14.4 CANCELLATION OF CERTIFICATE. Upon the completion of the distribution of Partnership assets as provided in Section 14.3, or at such other time as may be required by law, a certificate of cancellation, signed by all General Partners or, if the General Partners are not winding up the Partnership's affairs, then by the liquidating trustee, shall be filed with the Secretary of State of the State of Delaware. The liquidating trustee shall take such other actions as may be necessary or appropriate to terminate the Partnership.


                                   ARTICLE 15

                                POWER OF ATTORNEY

            15.1 APPOINTMENT OF NEW GENERAL PARTNER. Each Limited Partner (other than the Class I Limited Partner, the Class III Limited Partner, the Class IV Limited Partner, the Class V Limited Partner and the Class VII Limited Partner), by the execution of this Agreement, does irrevocably constitute and appoint the New General Partner, with full power of substitution, as its true and lawful attorney, in its name, place and stead, to execute, acknowledge, swear to, deliver, record and/or file, as appropriate (a) this Agreement and any amendment and/or restatement to this Agreement, (b) the original Certificate and all amendments thereto required or permitted by law or the provisions of this Agreement, (c) all certificates and other instruments deemed necessary or advisable by the New General Partner to carry out the provisions of this Agreement or to qualify or continue the Partnership as a limited partnership or partnership wherein the Limited Partners have limited liability in the states where the Partnership may be conducting its operations, (d) all instruments that the New General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the substitution of assignees as substituted limited partners pursuant to Section 13.6, (e) all conveyances and other instruments deemed necessary or advisable by the New General Partner to effect the dissolution and termination of the Partnership, (f) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership and (g) all other instruments or papers which may be required or permitted by law to be filed on behalf of the Partnership.

            15.2  DURATION OF POWER.  The power of attorney granted pursuant to
Section 15.1 (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, Bankruptcy or dissolution of the grantor; (ii) may be exercised by the New General Partner either by signing separately as attorney-in-fact for each Limited Partner (other than the Class I Limited Partner, the Class III Limited Partner, the Class IV Limited Partner, the Class V Limited Partner and the Class VII Limited Partner) or, after listing all of the Limited Partners (other than the Class I Limited Partner, the Class III Limited Partner, the Class IV Limited Partner, the Class V Limited Partner and the Class VII Limited Partner) executing an instrument, by signature of the New General Partner acting as attorneys-in-fact for all of them; and (iii) shall survive the delivery of an assignment by a Limited Partner (other than the Class I Limited Partner, the Class III Limited Partner, the Class IV Limited Partner, the Class V Limited Partner and the Class VII Limited Partner) of the whole or any fraction of its Partnership Interest, except that, where the assignee of the whole of such Limited Partner's Partnership Interest has been approved by the New General Partner and the Class IV Limited Partner, as the case may be, for admission to the Partnership as a substituted limited partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the New General Partner to execute, acknowledge, swear to, deliver, record and file any instrument necessary or appropriate to effect such substitution. In the event of any conflict between this Agreement and any document, instrument, conveyance or certificate executed or filed by the New General Partner pursuant to such power of attorney, this Agreement shall control.

            15.3 FURTHER ASSURANCES. Each Limited Partner shall execute and deliver to the New General Partner, within five days after the receipt of the New General Partner's request therefor, such further designations, powers of attorney and other instruments as the New General Partner deems reasonably necessary or appropriate to carry out the provisions of this Agreement.


                                   ARTICLE 16

                             AMENDMENTS TO AGREEMENT

            Except for Section 14.1 hereof, which may only be amended with the approval or written consent of all of the Partners, this Agreement may be amended with the approval or written consent of the New General Partner, the Class I Limited Partner, the Class III Limited Partner, the Class IV Limited Partner, the Class V Limited Partner and the Class VII Limited Partner. Notwithstanding anything to the contrary in this Article 16, without the approval of (i) a majority in Percentage Interest of the Class II Partners affected thereby, no amendment shall change, alter or modify the provisions of
Section 6.6, Section 6.7, Section 6.11, Section 7.2(a), Section 7.2(b),
Section 7.2(f), Section 10.1 or the provisions of this Article 16 in an adverse manner to such affected Class II Partner or the provisions of Article 9 in a manner materially adverse to such affected Class II Partner, and (ii) the Existing General Partner, no amendment shall change, alter or modify the provisions of (A) Section 7.2 so as to add any additional cash distributions prior to the distribution provided for in Section 7.2(b), (B) Section 8.2 so as to allocate additional USC Net Income to the Existing General Partner or the Class II Limited Partner or (C) Section 6.4 or
Article 8 in an adverse manner to the Existing General Partner or to the Class II Limited Partners. The New General Partner shall give written notice to all Partners promptly after any amendment adopted in accordance with this Article 16 has become effective.


                                   ARTICLE 17

                            MEETINGS OF THE PARTNERS

            17.1 MEETINGS. Meetings of the Limited Partners, for any purpose permitted by this Agreement, may be called by the New General Partner from time to time, in its discretion. Such meeting shall be held at the principal office of the Partnership, or at such other place as may be designated by the New General Partner. Notice of any such meeting shall be delivered to all Partners in the manner prescribed in Article 18 not fewer than fifteen days nor more than sixty days before the date of such meeting. The notice shall state the place, date, hour and purpose or purposes of the meeting. At each meeting of the Limited Partners, the Limited Partners present or represented by proxy shall adopt such rules for the conduct of such meeting as they shall deem appropriate. The expenses of any such meeting, including the cost of providing notice thereof, shall be borne by the Partnership.

            17.2 PROXY. Each Limited Partner may authorize any Person or Persons to act for it by proxy in all matters in which a Limited Partner is entitled to participate. Every proxy must be signed by the Limited Partner or its attorney-in-fact (other than the New General Partner). No proxy shall be valid after the expiration of six months from the date thereof. Every proxy shall be revocable by the Limited Partner executing it.

            17.3 WRITTEN CONSENTS. Whenever Partners are required or permitted to take any action by vote or at a meeting, such action may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the Limited Partners owning not less than the minimum Interests that would be necessary to authorize or take such action by vote or at a meeting. Notice of any action so taken by written consent shall be given by the New General Partner to all

Partners, in the manner prescribed in Article 18, promptly after the taking of such action.


                                   ARTICLE 18

                                     NOTICES

            18.1 METHOD FOR NOTICES. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given if delivered personally or by overnight courier with receipt acknowledged, upon such delivery, if transmitted by telecopier to the number(s) designated either below the signature of each such Person or on Schedule A hereto, upon receipt, or if mailed by registered or certified mail, postage prepaid, return receipt requested, five days after being placed in the mail, to the address(es) designated either below the signature of each such Person or on Schedule A hereto, or to such other address(es) as any party may specify to the Partnership in writing from time to time.

            18.2  ROUTINE COMMUNICATIONS.  Notwithstanding the provisions of
Section 18.1, routine communications such as distribution checks or financial statements of the Partnership may be sent by first-class mail, postage prepaid.

            18.3 COMPUTATION OF TIME. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday in the State of Delaware, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday in the State of Delaware.


                                   ARTICLE 19

                           INVESTMENT REPRESENTATIONS

            19.1 INVESTMENT PURPOSE. Each Limited Partner represents and warrants to the General Partners that it has acquired its Partnership Interests for its own account, for investment only and not with a view to the distribution thereof. Each Limited Partner recognizes that an investment in the Partnership is speculative and involves certain risks.

            19.2  INVESTMENT RESTRICTION.  Each Limited Partner recognizes that
(a) the Interests have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from such registration, and agrees that it will not sell, offer for sale, transfer, pledge or hypothecate its Interests in the absence of an effective registration statement covering such Interests under the Securities Act, unless such sale, offer of sale, transfer, pledge or hypothecation is exempt from registration for any proposed sale and (b) the restrictions on transfer may severely affect the liquidity of its investment.


                                   ARTICLE 20

                               GENERAL PROVISIONS

            20.1 ENTIRE AGREEMENT. This Agreement, the Partnership Interests Redemption Agreement and the Business Plan, constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, and supersedes any prior agreement or understanding among the parties thereto with respect to the subject matter thereof.

            20.2 AMENDMENT; WAIVER. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver.

            20.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

            20.4 BINDING EFFECT. Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

            20.5 COUNTERPARTS. This Agreement may be executed either personally or by an attorney-in-fact, in any number of counterparts, each of which shall be considered an original.

            20.6 SEPARABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            20.7 HEADINGS. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            20.8 GENDER AND NUMBER. Whenever required by the context hereof, the singular shall include the plural and the plural shall include the singular. The neuter gender shall include the feminine and masculine genders.

            20.9 WAIVER OF PARTITION. Each Partner hereby irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to any Partnership property.

            20.10 PARTNERSHIP TAX REPORTING. All parties to this Agreement agree that, for all federal, state and local income tax purposes, including, without limitation, the filing of all tax returns, reports or information returns or communication with the Internal Revenue Service, they shall not take a position which is inconsistent with the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, either directly or by an attorney-in-fact, to be effective as of the day and year first above written.

GENERAL PARTNERS:                  LIMITED PARTNERS:

V CABLE GP, INC.                   Those Persons named on
                                     Schedule A hereto

By:/s/ Barry O'Leary               /s/ Elliot H. Stein, Jr.
   -----------------               ------------------------
   Name: Barry O'Leary                Elliot H. Stein, Jr.
   Title:


U.S. CABLE PARTNERS                /s/ I. Martin Pompadur
                                   ----------------------
                                   I. Martin Pompadur


By:  IMP Cable Management, Inc.,   POMPADUR TRUST NO. 1
      a general partner


     By:/s/ I. Martin Pompadur     By:/s/ Marian Pompadur
        ----------------------        -------------------
        Name:  I. Martin Pompadur     Marian Pompadur, Trustee
        Title: President

                                   By:/s/ Bertram A. Abrams
                                      ---------------------
                                      Bertram A. Abrams, Trustee


                                   By:___________________________
                                      Jana Pompadur, Trustee


By:  Golden Holdings Inc.,         V CABLE, INC.
      a general partner


     By:I. Martin Pompadur         By:  B. O'Leary
        ------------------              ----------
        Name:                          Name:
        Title:                         Title:

                                   GENERAL ELECTRIC CAPITAL
                                     CORPORATION


                                   By: /s/ Thomas P. Waters
                                       --------------------
                                      Name: Thomas P. Waters
                                      Title: Vice President

                                   THE RULE TRUST DATED
                                   June 11, 1987


                                   By: /s/ Betty L. Rule
                                      ------------------
                                      Betty L. Rule, Trustee


                                   VC HOLDING, INC.


                                   By: /s/ Barry O'Leary
                                       -----------------
                                      Name: Barry O'Leary
                                      Title:

                                   SCHEDULE A

                       U.S. CABLE TELEVISION GROUP, L.P.
                      Names of Partners, Type of Partner,
             Percentage Interest and Class of Partnership Interest


                      Type of
                      Partner (i.e.,        Initial
                      general or            Percentage            Class of
Partner               limited)              Interest              Interests
-------               --------------        ----------            ---------
V Cable GP, Inc.      Class I General            1%               Class I General
c/o Cablevision       Partner, a general                          Partnership
Systems Corporation   partner                                     Interest
One Media Crossways
Woodbury, New York
11797
Attention: General
Counsel
Telecopy: (516)
496-1780

V Cable, Inc.         Class I Limited           19%               Class I Limited
c/o Cablevision       Partner, a limited                          Partnership
Systems Corporation   partner                                     Interest
One Media Crossways
Woodbury, New York
11797
Attention: General
Counsel
Telecopy: (516)
496-1780

U.S. Cable Partners   Class II General           1%               Class II General
350 Park Avenue       Partner, a general                          Partnership
New York,             partner                                     Interest
New York  10022
Attention:  I. Martin
Pompadur
Telecopy: (212)
980-8374

I. Martin Pompadur    Class II Limited     2.71586%               Class II Limited
10 Highland Court     Partner, a limited                          Partnership
Greenwich,            partner                                     Interest
CT  06381
Telecopy: (   )
[       ]

                                       A-1



                       Type of
                       Partner (i.e.,        Initial
                       general or            Percentage            Class of
Partner                limited)              Interest              Interests
-------                --------------        ----------            ---------

The Rule Trust dated   Class II Limited       3.44556%             Class II Limited
June 11, 1987          Partner, a limited                          Partnership
c/o Hayes, Hume,       partner                                     Interest
Petas, Richards &
Cohanne
10000 San Monica
Blvd. Suite 450
Los Angeles,
California 90069
Telecopy:
Attention : Mary
Muir, Esq.

Pompadur Trust No. 1   Class II Limited       0.72898%             Class II Limited
350 Park Avenue        Partner, a limited                          Partnership
New York,              partner                                     Interest
New York  10022
Attention:  I. Martin
Pompadur
Telecopy: (212)
[       ]

Elliot H. Stein, Jr.   Class II Limited       0.10960%             Class II Limited
c/o Commonwealth       Partner, a limited                          Partnership
Partners               partner                                     Interest
245 Park Avenue
New York, NY  10017
Telecopy:

General Electric       Class III Limited         0%                Class III
Capital Corporation    Partner, a limited                          Limited
260 Long Ridge Road    partner                                     Patnership
Stamford, Connecticut                                              Interest
06902
Attention: Region
Operations Manager
and John Sprole
Telecopy:  (203)
357-4025 and (203)
357-3047,
respectively.


                                       A-2


                       Type of
                       Partner (i.e.,        Initial
                       general or            Percentage            Class of
Partner                limited)              Interest              Interests
-------                --------------        ----------            ---------

General Electric       Class IV Limited           72%              Class IV Limited
Capital Corporation    Partner, a limited                          Partnership
260 Long Ridge Road    partner                                     Interest
Stamford, Connecticut
06902
Attention: Region
Operations Manager
and John Sprole
Telecopy:  (203)
357-4025 and (203)
357-3047,
respectively

General Electric       Class V Limited             0%             Class V Limited
Capital Corporation    Partner, a limited                         Partnership
260 Long Ridge Road    partner                                    Interest
Stamford, Connecticut
06902
Attention: Region
Operation Manager and
John Sprole
Telecopy:  (203)
357-4025 and (203)
357-3047,
respectively

VC Holding, Inc.       Class VII Limited           0%             Class VII
c/o Cablevision        Partner, a limited                         Limited
Systems Corporation    partner                                    Partnership
One Media Crossways                                               Interest
Woodbury, New York
11797
Attention: General
Counsel
Telecopy: (516)
496-1780


                                   SCHEDULE B

                                  CABLE BROKERS

Communications Equity Associates Inc.

Daniels & Associates

Waller Capital Corporation

Lazard Freres & Co.

Merrill Lynch, Pierce, Fenner & Smith, Inc.

                                   SCHEDULE C

                             EXEMPT LIMITED PARTNERS


     General Electric Capital Corporation, as Class III Limited Partner, Class IV Limited Partner and Class V Limited Partner.







                                       C-1